UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMERICAN WATER WORKS COMPANY, INC.

March 26, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of American Water Works Company, Inc. The meeting will be held on Friday, May 8, 2009, at 10:00 a.m., Eastern Daylight Time, at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043. All holders of our outstanding common stock as of the close of business on March 16, 2009, are entitled to vote at the meeting.

The matters to be acted on at the Annual Meeting are described in the accompanying notice of meeting and proxy statement. Please read these documents carefully.

As permitted by Securities and Exchange Commission rules, we are providing most of our stockholders access to our proxy materials over the Internet through a process informally referred to as “e-proxy.” This process enables us to deliver proxy materials to our stockholders in a cost-efficient and an environmentally sensitive manner, while preserving the ability of stockholders to receive paper copies of these materials if they wish.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by using one of the methods described in the accompanying proxy materials.

If you plan to attend the annual meeting, please follow the advance registration instructions on the back inside cover of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

If you are unable to attend the meeting in person, you will have the opportunity to listen to the meeting via webcast, which is explained in detail on page 1 of this proxy statement.

We will set aside time at the meeting for discussion of each item of business, and American Water’s management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders. If you will need special assistance at the meeting because of a disability, please see page 1 under the heading “What is required to attend the Annual Meeting.”

Thank you for your support and continued interest in American Water.

Sincerely,

George MacKenzie

Chairman of the Board

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

NOTICE OF

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2009

The Annual Meeting of Stockholders of American Water Works Company, Inc. (the “Company”) will be held at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, on Friday, May 8, 2009, at 10:00 a.m., Eastern Daylight Time, to consider and take action on the following:

1.	election to the board of directors of the nine nominees named in the proxy statement to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	approval of the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan; and

4.	such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Holders of our outstanding common stock as of the close of business on March 16, 2009, are entitled to vote at the meeting.

By Order of the Board of Directors

George W. Patrick
Senior Vice President, General Counsel and
Secretary

March 26, 2009

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail (or, if you received printed proxy materials, on the enclosed proxy card), and the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 1 of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 8, 2009: The proxy statement and 2008 Annual Report (which includes our annual report on Form 10-K for the year ended December 31, 2008) are available at the Investor Relations section of the Company’s web site at www.amwater.com.

AMERICAN WATER WORKS COMPANY, INC

PROXY STATEMENT

Page
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1 – ELECTION OF NINE DIRECTORS	6
Nominees for Election as Directors	6

CORPORATE GOVERNANCE	8
Corporate Governance Guidelines and Other Corporate Governance Documents	8
Determination of Independence of Directors	8
Committees of the Board of Directors	9
Code of Ethics	13
Stockholder Communications to the Board	13

DIRECTOR COMPENSATION	14
2008 Director Compensation	14

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	16

SECTION 16(a) – BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17

EXECUTIVE OFFICERS	17

COMPENSATION DISCUSSION AND ANALYSIS	20

COMPENSATION COMMITTEE REPORT	31

EXECUTIVE COMPENSATION	32
2008 Summary Compensation Table	32
2008 Grants of Plan-Based Awards	34
2008 Outstanding Equity Awards at Fiscal Year-End	36
2008 Pension Benefits	37
2008 Nonqualified Deferred Compensation	39
Potential Payments on Termination or Change in Control	40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46

AUDIT COMMITTEE REPORT	48

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	48

PROPOSAL 2 – RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009	49

PROPOSAL 3 – APPROVAL OF THE AMENDED AND RESTATED AMERICAN WATER WORKS COMPANY, INC. 2007 OMNIBUS EQUITY COMPENSATION PLAN	50

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2008	56

STOCKHOLDER PROPOSALS	56

OTHER MATTERS	56

i

AMERICAN WATER WORKS COMPANY, INC.

1025 Laurel Oak Road

Voorhees, New Jersey 08043

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The board of directors of American Water Works Company, Inc. is soliciting your proxy to vote at our 2009 Annual Meeting of Stockholders (or any adjournment or postponement of the Annual Meeting). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In accordance with rules of the Securities and Exchange Commission, which we refer to as the SEC, we are providing, to some of our stockholders, a Notice of Internet Availability of Proxy Materials rather than mailing a printed copy of our proxy materials. Our proxy materials consist of this proxy statement, a proxy card and our annual report on Form 10-K. We are making these materials available to our stockholders beginning on March 27, 2009. More information is provided in the following set of questions and answers, including information on how to receive by mail, free of charge, paper copies of the proxy materials.

When and where will the Annual Meeting be held?

The date, time and place of our 2009 Annual Meeting of Stockholders are set forth below:

Date:	Friday, May 8, 2009

Time	10:00 a.m. (Eastern Daylight Time)

Place:	The Mansion 3000 Main Street Voorhees, New Jersey 08043

What is required to attend the Annual Meeting?

Attendance at our Annual Meeting will be limited to our stockholders of record as of March 16, 2009. In addition, an admission card and picture identification will be required to attend the meeting. To obtain an admission card, which will be mailed to you prior to the meeting, please follow the advance registration instructions on the back inside cover of this proxy statement. If your shares are not registered in your own name, you must provide, at the entrance to the Annual Meeting, evidence of your stock ownership as of March 16, 2009. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement.

If you have a disability, we can provide reasonable assistance to help you participate in the meeting. If you plan to attend the meeting and require assistance, please contact George W. Patrick, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or via email: aw.investorrelations@amwater.com or call Investor Relations at (877) 310-7174, at least one week prior to our meeting.

Will there be a webcast of the Annual Meeting?

Yes. You are invited to listen to the Annual Meeting of Stockholders webcast live via the Internet on Friday, May 8, 2009, beginning at 10:00 a.m., Eastern Daylight Time. Accessing the webcast will enable you to hear the speakers on a synchronized basis. The webcast will not enable you to ask questions or to vote your shares.

The webcast may be accessed on our website at http://www.amwater.com. The event may be accessed by clicking on “Investors” at the top of the page, and following the Annual Meeting webcast link. Minimum requirements to listen to this broadcast online are: Windows Media Player software, downloadable at http://www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28K connection to the Internet.

To listen to the live webcast, please go to the website at least 30 minutes early to download and install any necessary software. If you plan to listen online, we suggest that you test your computer’s access to Windows Media Player by visiting the above URL one week prior to the meeting date.

If you are unable to listen online during the meeting, the event will be archived on the Company’s website at the same address through June 8, 2009.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Meeting:

•	election to the board of directors of the nine nominees named in this proxy statement to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	a proposal to approve the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan; and

•	such other business, if any, as may properly come before the meeting and any adjournment thereof.

American Water’s management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What are the board of directors’ recommendations regarding the matters to be acted on at the Annual Meeting?

The board of directors recommends a vote:

•	FOR the election of all nominees named in this proxy statement;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	FOR the approval of the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan.

What effect can our majority stockholder have on the outcome of the vote?

As of March 16, 2009, RWE Aktiengesellschaft, which we refer to as RWE, a stock corporation incorporated in the Federal Republic of Germany, owned approximately 60% of our outstanding common stock. If RWE votes its shares in favor of the nine nominees for director, the ratification of the appointment of PricewaterhouseCoopers LLP and the approval of the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, which we expect them to do, the nominees for director will be elected, the appointment of PricewaterhouseCoopers LLP will be ratified and the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan will be approved without the need for additional votes.

What is e-proxy, and why is American Water using it?

E-proxy is the informal name for a process permitted by SEC rules. Under this process, a company can make its proxy materials available to some or all of its stockholders over the Internet, instead of mailing paper copies of the proxy materials to every stockholder. We are using e-proxy to distribute proxy materials to some of our stockholders because it will reduce our printing and mailing costs and reduce the consumption of paper and other resources.

How do I access the proxy materials on the Internet?

We have mailed to some of our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice.” If you hold your shares through a record holder that is a bank or broker, that record holder will provide a Notice to you. The Notice has instructions on how to access our proxy materials on the Internet.

I received the Notice, but I prefer to read my proxy materials on paper—can I get paper copies?

Yes. The Notice has instructions on how to request paper copies by telephone, e-mail or on the Internet. We will send, free of charge, printed materials by first class mail within three business days of receiving your request. Once you request paper copies, if you so indicate in your request, you will continue to receive the materials in paper form in the future.

I previously consented to the electronic delivery of proxy materials—will I continue to receive them via e-mail?

Yes. If you have already elected to receive proxy materials electronically, you will continue to receive them that way.

Who is entitled to vote at the Annual Meeting?

Stockholders who owned American Water common stock at the close of business on March 16, 2009, the record date, are entitled to vote. As of the record date, there were 160,031,166 shares of American Water common stock outstanding.

How many votes do I have?

Each outstanding share of American Water common stock is entitled to one vote. The number of shares you own is reflected on your proxy card.

Is there a difference between holding shares “of record” and holding shares in “street name”?

Yes. If your shares are registered directly in your name, you are considered to be the stockholder “of record” with respect to those shares, and either the Notice or paper copies of the proxy materials are being sent directly to you by American Water. If your shares are held in the name of a bank or broker, then you are considered to hold those shares in “street name.” In that case, the Notice or paper copies of the proxy materials are being forwarded to you by or on behalf of your bank or broker.

How many votes must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. The holders of record, present in person or by proxy at the meeting, of a majority of the shares entitled to vote constitute a quorum. Once a share is represented for any purpose at the meeting, it generally is considered present for quorum purposes for the remainder of the meeting. Abstentions and “broker non-votes” will be counted in determining the existence of a quorum. A “broker non-vote” occurs when a broker holding shares registered in street name is not permitted to vote on a matter because the broker has not received voting instructions from the beneficial owner.

How can I vote my shares?

You may vote in person at the Annual Meeting or you may designate another person—your proxy—to vote your stock. The written document used to designate someone as your proxy also is called a proxy or proxy card. We urge you to vote your shares by proxy even if you plan to attend the Annual Meeting. You can change your vote at the meeting. If you are a stockholder of record, then you can vote by proxy over the Internet or by telephone by following the instructions in the Notice, or, if you requested printed copies of the proxy materials by mail, you can also vote by mail or telephone.

If your shares are held in “street name,” then you may give voting instructions in the manner provided by your bank or broker.

If I want to vote my shares in person at the Annual Meeting, what must I do?

If you plan to attend the annual meeting, please follow the advance registration instructions on the back inside cover of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

If you attend the Annual Meeting, hold your shares directly in your own name, and wish to vote in person rather than by proxy, we will give you a ballot when you arrive. However, if you hold your shares in street name, you must obtain a legal proxy assigning to you the right to vote your shares from the nominee who is the stockholder of record. You must submit your legal proxy with your ballot to vote your shares in person.

What are my choices when voting?

You may specify whether your shares should be voted for all, some or none of the nominees specified in this proxy statement for election as directors. You also may specify whether your shares should be voted for or against, or whether you abstain from voting with respect to each of the other proposals. If you sign and return a proxy card, one of the individuals named on the proxy card will vote your shares as you have directed.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and return a signed proxy card, or if you give your proxy by telephone or over the Internet, but do not provide voting instructions, one of the individuals named on your proxy card will vote your shares in accordance with the Board’s recommendations described above. Please see the discussion below under “What vote is required to approve the election of directors?” and “What vote is required to approve the other proposals?” for further information on the voting of shares.

How can I revoke my proxy or substitute a new proxy or change my vote?

If you are a record holder, you can revoke your proxy as follows:

For a Proxy Submitted by Internet or Telephone

•	Submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy that is received by American Water prior to 10:00 a.m., Eastern Daylight Time, on May 8, 2009; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date; or

•

Giving written notice of revocation to American Water’s Secretary at 1025 Laurel Oak Road, Voorhees, NJ 08043 that is received by American Water prior to 10:00 a.m., Eastern Daylight Time, on May 8, 2009; or

•	Voting in person at the Annual Meeting.

If your shares are held in street name, contact your bank or broker.

What vote is required to approve the election of directors?

Directors are elected by a plurality of the votes cast at the meeting, meaning that the nine nominees with the most votes are elected to the board of directors.

What vote is required to approve the other proposals?

Approval of the other proposals require the affirmative vote of a majority of the votes cast at the meeting. Abstentions are counted as votes “against” a proposal, and broker non-votes are not counted as votes for or against the proposals.

Who counts the votes?

A representative from Broadridge Financial Solutions, Inc., an investor communications service, will serve as our inspector of election. In that capacity, Broadridge will tabulate the votes and certify the results.

How do I obtain the voting results?

Preliminary voting results will be announced at the Annual Meeting, and a webcast of our meeting will be archived on the Investor Relations Events and Presentation page at http://www.amwater.com through June 8, 2009. Final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, which we will file with the SEC. A copy of this Quarterly Report on Form 10-Q will be available on the Investor Relations SEC Filings page of our web site after it is filed with the SEC, or can be obtained by calling Investor Relations at the Company and requesting a copy.

Can American Water deliver only one set of Annual Meeting materials to multiple stockholders who share the same address?

Yes. The SEC’s rules regarding the delivery to stockholders of notices of Internet availability of proxy materials and annual reports permit us to deliver a single copy of these documents to an address shared by two or more of our stockholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we may deliver only one Notice, or if applicable, one proxy statement and 2009 Annual Report to Stockholders to multiple stockholders sharing a single address, unless we receive instructions to the contrary from one or more of the stockholders. If you would like to receive more than one copy of the Notice, or if applicable, the proxy statement and our 2009 Annual Report to Stockholders, we will promptly send you additional copies upon written or oral request to George W. Patrick, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, telephone: (856) 346-8200. The same phone number and address may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of the Notice, or if applicable, annual report or proxy statement if you are receiving multiple copies.

Who will pay the costs for proxy solicitation?

We will bear the expenses of the solicitation of proxies. We also must pay brokerage firms and other nominees of beneficial owners fees associated with forwarding the Notice or proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

In addition to soliciting by e-proxy and by mail, our directors, officers and employees also may solicit by telephone, telecopy or in person. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for their solicitations.

(Proposal 1)

ELECTION OF NINE DIRECTORS

Our board currently consists of nine directors. All of our current directors have been nominated for election this year to hold office until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified. The board of directors believes that these nominees will be able to serve as directors if elected. If a nominee is not able to serve, proxies will be voted for another person nominated by the board of directors, unless the board of directors reduces the number of directors.

Nominees for Election as Directors

Name, Period Served as Director and Age
Donald L. Correll Director since 2006 Age 58	Mr. Correll has served as our President and Chief Executive Officer since April 2006. Prior to joining American Water, Mr. Correll spent three years serving as President and Chief Executive Officer and member of the board of directors of Pennichuck Corporation, a New Hampshire-based water utility holding company. He previously spent 25 years with United Water Resources, an investor-owned water services company, where he served as Chairman, President and Chief Executive Officer from 1991 through 2001. He is a member of the board of directors of HealthSouth Corp. and New Jersey Resources Corporation. Mr. Correll also serves on the boards of a variety of civic, professional and business organizations, including the Environmental Financial Advisory Board of the United States Environmental Protection Agency and he is President of the National Association of Water Companies.

Martha Clark Goss Director since 2003 Age 59	Ms. Clark Goss has been a member of our board of directors since October 2003, and she has served as Chair of the audit committee since December 2005. Ms. Clark Goss has been Chief Operating Officer and Chief Financial Officer of Amwell Holdings/Hopewell Holdings LLC, a holding company for a healthcare reinsurance start-up, since 2003. Since July 2006, she has also served as the non-executive Chair of Channel Reinsurance Ltd. From 2002 to 2004, she was a subcontractor for Resources Global Professionals. Previously, Ms. Clark Goss served as the Chief Financial Officer of Booz-Allen & Hamilton and held various senior executive positions at Prudential Insurance Company from 1981 until 1995. Ms. Clark Goss currently is a director and audit committee member of Ocwen Financial Corporation.

Dr. Manfred Döss Director since 2007 Age 51	Dr. Döss has been a member of our board of directors since August 2007. He has served as General Counsel and Chief Compliance Officer of RWE since January 2005. From 1990 to 2004, Dr. Döss held various positions at Metallgesellschaft AG, including a member of the supervisory board and Senior Vice President and General Counsel.

Richard R. Grigg Director since 2008 Age 60	Mr. Grigg has been a member of our board of directors since August 2008. Mr. Grigg currently serves as Executive Vice President of FirstEnergy Corp. and President of FirstEnergy Utilities Group. FirstEnergy is a diversified energy company headquartered in Akron, Ohio. The business unit he leads includes FirstEnergy’s Energy Delivery Group, which includes seven electric utility operating companies in Ohio, Pennsylvania and New Jersey, along with Customer Service and Federal Energy Regulatory Commission Compliance. He

first joined FirstEnergy in 2004 as Executive Vice President and Chief Operating Officer. Prior to joining FirstEnergy, Mr. Grigg had a 34-year career at Wisconsin Energy Corporation, which we refer to as WEC, retiring as President and Chief Executive Officer of its subsidiary, WE Generation. He served in a variety of management positions at other WEC subsidiaries, including Wisconsin Electric Power Company and Wisconsin Gas Company, where he was President and Chief Operating Officer. Mr. Grigg currently serves on the Board of Trustees of the Akron Children’s Hospital and the Northeast Ohio Council on Higher Education, and is an associate member of The President’s Council, Cleveland, Ohio. Mr. Grigg was President and on the board of the Association of Edison Illuminating Companies and is a member of the American Society of Mechanical Engineers. Mr. Grigg was a long-time member of the Board of Trustees for the Milwaukee Boys and Girls Club, and also served as a member of the United Community Center, a member and Chair of the Industrial Liaison Council with the Engineering School at the University of Wisconsin—Milwaukee, a member of the Board of Regents at the Milwaukee School of Engineering, and was a member of the Milwaukee Children’s Hospital President’s Council. Mr. Grigg is also a former member of the board of directors of the Electric Power Research Institute and the Ohio Valley Electric Corporation, and a former Chair of the Wisconsin Utilities Association Power Generation Committee.

Julia L. Johnson Director since 2008 Age 46	Ms. Johnson has been a member of our board of directors since August 2008. Ms. Johnson is president of NetCommunications, L.L.C., a strategy consulting firm specializing in the communications, energy, and information technology public policy arenas. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999, serving as chairwoman from January 1997 to January 1999. Ms. Johnson also serves on the board of directors of Allegheny Energy, Inc., a utility holding company, which, through its subsidiaries, engages in power generation operations, as well as natural gas distribution and transmission, MasTec, Inc., a provider of telecommunications and energy infrastructure construction, and Northwestern Corporation, a provider of electricity and natural gas.

George MacKenzie Director since 2003 Age 60	Mr. MacKenzie has been a member of our board of directors since August 2003 and Chairman of our board since May 2006. In addition to his role with American Water, Mr. MacKenzie has been a director on the Boards of Safeguard Scientifics, Inc. since February 2003, Tractor Supply Co. since May 2007, and C&D Technologies, Inc. since March 1999. He previously served on the boards of Central Vermont Public Service Corp. from May 2001 to May 2006 and traffic.com from December 2005 to March 2007. He also serves on the Board of Trustees of the Medical Center of Delaware and is a member of the Investment Committee at the University of Delaware. Mr. MacKenzie previously served as Vice Chairman of the Board and Chief Financial Officer of Hercules Incorporated from 1979 to 2001, a global manufacturer of chemical specialties. During his 22-year career with Hercules, he served in a variety of senior management roles including President of the Chemical Specialty Division. From September 2001 to June 2002, Mr. MacKenzie was Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a specialty paper manufacturer.

William J. Marrazzo Director since 2003 Age 59	Mr. Marrazzo has been a member of our board of directors since October 2003. In addition, Mr. Marrazzo has been the Chief Executive Officer and President of WHYY, Inc., a public television and radio company, since 1997. He served as Water Commissioner for the Philadelphia Water Department from 1971 to 1988 and Managing Director for the City of Philadelphia from 1983 to 1984. From 1988 to 1997, Mr. Marrazzo served as Chief Executive Officer of Roy F. Weston, Inc., an environmental and redevelopment firm. He has also served on the board of Amerigas Partners, L.P. (including on its audit committee) since April 2000 and Woodward & Curran since October 2001.

Dr. Rolf Pohlig Director since 2007 Age 56	Dr. Pohlig has been a member of our board of directors since August 2007. He has served as Chief Financial Officer of RWE since January 2007. From 2000 to 2006, Dr. Pohlig served as Executive Vice President, Mergers & Acquisitions of E.ON AG.

Andreas G. Zetzsche Director since 2007 Age 53	Mr. Zetzsche has been a member of our board of directors since August 2007. He has served as an executive officer within the RWE group since 1997, and from January 2007 to April 7, 2007 he served as Vice President, Group Corporate Development and Mergers & Acquisitions of RWE, and since April 7, 2007 he has served as Vice President, Mergers & Acquisitions of RWE.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Our corporate governance guidelines, including guidelines relating to director qualification standards, director responsibilities, the committees of the Board, director access to management, employees and independent advisors, director compensation and other matters relating to our corporate governance, are available on the Corporate Governance page of our website, which can be accessed by clicking on the Investor Relations link on our homepage, http://www.amwater.com, or can be accessed directly at http://ir.amwater.com/governance.cfm. Also available on the Corporate Governance page are other corporate governance documents, including our Code of Ethics and the charters of the compensation committee, audit committee and nominating/corporate governance committee.

You may also request a copy of these documents in printed form at no cost by writing to George W. Patrick, Senior Vice President, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

Determination of Independence of Directors

The board of directors is, among other things, responsible for determining whether each of the directors is “independent” within the meaning of NYSE listing standards. In addition, the board of directors has adopted the following categorical standards to assist it in making independence determinations. Under these standards a director is not independent if:

•

the director is, or has been within the last three years, an employee of American Water, or an immediate family member of the director is, or has been within the last three years, an executive officer of American Water. (Employment as an interim CEO or other officer will not disqualify a director from being considered independent following that employment);

•

the director or an immediate family member of the director is a current partner of a firm that is our internal or external auditor; the director is a current employee of the firm; an immediate family member of the director is a current employee of the firm and personally works on our audit; or the director or an immediate family member of the director is a former partner or employee of such a firm and personally worked on our audit within the last three years;

•

the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

•

the director or an immediate family member of the director received, during any 12 month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) (Compensation received by a director for former service as an interim CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of us (other than an executive officer) need not be considered in determining independence under this standard.);

•

the director is a current employee or holder of more than 10% of the equity of another company, or an immediate family member of the director is a current executive officer or holder of more than 10% of the equity of another company, that has made payments to, or received payments from, us, in any of the last three fiscal years of the other company, that exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

the director is a current executive officer of a charitable organization to which we have made charitable contributions in any of the charitable organization’s last three fiscal years that exceed the greater of $1 million or 2% of that charitable organization’s consolidated gross revenues.

For purposes of the categorical standards set forth above, (a) person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home, and (ii) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

In making its independence determinations, the board of directors considered the following transactions, relationships and arrangements:

1.	American Water’s subsidiaries purchase electricity from, and supply water to, some of FirstEnergy Corp.’s subsidiaries. Mr. Grigg is Executive Vice President of First Energy Corp. and President of FirstEnergy Utilities Group, which includes FirstEnergy Corp.’s utility operating companies.

2.	Mr. Mackenzie served as interim CEO of American Water from January 1, 2006 to April 17, 2006.

Based on the foregoing, the Company’s board of directors has affirmatively determined that each of Martha Clark Goss, Richard R. Grigg, Julia L. Johnson, George MacKenzie and William J. Marrazzo is “independent.”

Committees of the Board of Directors

Our board of directors conducts its business through three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors. All of the current committees of the board are comprised of directors that have been determined by our board of directors to be independent under currently applicable listing standards of the NYSE, and in the case of members of the audit committee, to have satisfied additional independence requirements applicable to audit committee members. Each of the board’s three standing committees operates in accordance with the terms of a written charter.

During 2008, there were thirteen meetings of our board of directors, seventeen audit committee meetings, six compensation committee meetings and four nominating/corporate governance committee meetings. Some of these meetings were conducted by telephone conference.

Information regarding the membership and activities of each Board committee is set forth below.

American Water Board Committees
Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Martha Clark Goss	X*	X

Dr. Manfred Döss

Richard R. Grigg			X

Julia L. Johnson			X

George MacKenzie	X	X*	X*

William J. Marrazzo	X	X

Dr. Rolf Pohlig

Andreas G. Zetzsche

*	Chair of Committee

Following our initial public offering in April 2008, and in accordance with NYSE listing standards, one member of each of our three standing committees of the board of directors was not an independent director. In order to comply with listing standards that become applicable in April 2009, the board of directors reconstituted the committees in March 2009 to consist only of independent directors. Dr. Pohlig ceased to serve on the audit committee and the compensation committee, and Dr. Döss ceased to serve on the nominating/corporate governance committee.

Audit Committee

Our audit committee consists of Ms. Clark Goss (Chair), Mr. MacKenzie and Mr. Marrazzo. Our board of directors has determined that Ms. Clark Goss and Mr. MacKenzie are “audit committee financial experts,” within the meaning of SEC regulations. The audit committee operates under a written charter, which is available at the website address provided above. The audit committee has responsibility for, among other things:

•	appointing the independent registered public accounting firm to audit the consolidated financial statements of American Water and its subsidiaries;

•	reviewing the arrangements for and scope of the audit;

•	reviewing the results of the audit of the consolidated financial statements;

•	reviewing audit problems and management responses;

•	reviewing adjustments or estimates proposed by the independent auditor;

•	reviewing any significant deficiency or material weakness in the design or operation of internal accounting controls identified by the independent auditor;

•	reviewing all critical accounting policies and practices;

•	reviewing all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management;

•	reviewing other material written communications between the independent auditor and members of management;

•	resolving any disagreement between management and the independent auditor regarding financial reporting;

•	reviewing the independent auditors’ report describing internal quality control procedures and material issues raised by the most recent quality control review;

•	discussing with management and the independent auditor the Company’s audited financial statements and quarterly financial statements;

•	reviewing and discussing SEC filings with management and, to the extent that such filings contain financial information, with the independent auditor;

•	discussing earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies;

•

overseeing policies and procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting and other controls, auditing matters and suspected infractions of our Code of Ethics;

•	reviewing the reports of any internal auditor with respect to any financial safeguard problem that has not resulted in corrective action; and

•	reviewing with the General Counsel any legal matter that could have a significant impact on the Company’s financial statements.

Compensation Committee

Our compensation committee consists of Mr. MacKenzie (Chair), Ms. Clark Goss and Mr. Marrazzo. The compensation committee operates under a written charter, which is available at the website address provided above. The compensation committee has responsibility for, among other things:

•	establishing and reviewing the overall compensation philosophy of the Company;

•	setting compensation for the Company’s Chief Executive Officer and the other executive officers of the Company;

•	reviewing and making recommendations to our board of directors, or approving, all awards of stock or stock options pursuant to the Company’s equity-based plans; and

•

reviewing and evaluating the short and long-term succession plans relating to the Chief Executive Officer and other executive officer positions and making recommendations to our board of directors with respect to the selection of individuals to occupy these positions.

In 2008, the compensation committee retained an independent compensation consultant, DolmatConnell & Partners, Inc., which we refer to below as “DolmatConnell,” principally to provide advice with regard to director compensation. In this capacity, DolmatConnell provided a board of directors compensation analysis to the compensation committee, including survey data and recommendations regarding director compensation for all elements of director fees, including annual retainer fees, meeting fees, committee fees and equity compensation. DolmatConnell also provided limited services to the Compensation Committee regarding executive compensation in 2008, as described below.

Management engaged Towers Perrin, Inc., which we refer to in this proxy statement as “Towers Perrin,” to serve as its compensation consultant. With respect to compensation determinations for 2008, Towers Perrin provided advice and recommendations related to proposed compensation and the design of compensation programs, and provided additional services as described below under “Compensation Discussion and Analysis.” The compensation committee reviewed Towers Perrin’s recommendations and reviewed survey and other data prepared by Towers Perrin. During 2008, DolmatConnell also provided survey data to the compensation committee, designed to supplement the information provided by Towers Perrin. In 2009, the scope of DolmatConnell’s consulting services with respect to executive compensation is being expanded, and DolmatConnell will continue to provide consulting services regarding director compensation.

Nominating/Corporate Governance Committee and Director Candidates

Our nominating/corporate governance committee consists of Mr. MacKenzie (Chair), Mr. Grigg and Ms. Johnson. The nominating/corporate governance committee operates under a written charter, which is available at the website address provided above. The nominating/corporate governance committee has responsibility for, among other things:

•	establishing criteria for the selection of new directors to serve on our board of directors;

•	identifying qualified candidates to serve on our board of directors and recommending their election to our board of directors;

•	making recommendations to our board of directors as to whether members of our board of directors should stand for re-election;

•

developing and recommending to our board of directors our corporate governance guidelines, assessing those guidelines annually and making recommendations to our board of directors in light of such assessments as may be appropriate; and

•	reviewing the composition of each committee of the board of directors and recommending appropriate changes to the committees.

We believe that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the board of directors to fulfill its responsibilities. In addition, our corporate governance guidelines provide that members of the board must be persons of good character and thus must possess all of the following personal characteristics:

•	Integrity: Directors must demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Directors must be willing to be accountable for their decisions as directors.

•	Judgment: Directors must possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Directors must interact with each other in a manner which encourages responsible, open, challenging and informed discussion.

•	High Performance Standards: Directors must have a history of achievement which reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Directors must be committed to, and enthusiastic about, their performance for American Water as directors, both in absolute terms and relative to their peers.

•	Courage: Directors must possess the courage to express views openly, even in the face of opposition.

Our corporate governance guidelines also state that the board of directors should strive to have members with knowledge, experience and skills in the following core competencies: accounting and finance, business judgment, management, crisis response, industry knowledge, utility regulation, leadership and strategy/vision. In this regard, in evaluating a candidate’s experience and skills, the nominating/corporate governance committee will consider qualities such as an understanding of the water industry, utilities, marketing, finance, utility and environmental regulation and public policy issues. The nominating/corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The process followed by the nominating/corporate governance committee to identify and evaluate candidates includes requests to board of directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating/corporate governance committee and the board of directors. The nominating/corporate governance committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the nominating/corporate governance committee engages a third party, the nominating/corporate governance committee approves the fee that American Water pays for these services. In 2008, the nominating/corporate governance committee retained Russell Reynolds Associates to assist it in identifying director candidates.

The nominating/corporate governance committee also will consider qualified director candidate recommendations by stockholders. A stockholder’s recommendation should be sent to: c/o Office of the Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, NJ 08043. The recommendation must include the following information:

•	the name, age, business address and residence address of the candidate;

•	a resume describing the candidate’s qualifications;

•	other information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	a description of all arrangements or understandings relating to the nomination between or among the stockholder, the candidate and any other person or persons;

•	the signed consent of the candidate to serve as a director if elected;

•	the name and address of the stockholder who is submitting the recommendation; and

•	evidence of the number of shares of American Water’s common stock that the recommending stockholder owns and the length of time the shares have been owned.

The nominating/corporate governance committee may seek additional information regarding the candidate. The committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

Code of Ethics

Our board of directors has adopted a Code of Ethics applicable to our directors, officers and employees. Among other things, the Code of Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Ethics provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The Code of Ethics is available at the web site address listed above, or can be requested, free of charge, by writing to the Office of the Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics by making disclosures concerning such matters available on the Investors page of our website.

Stockholder Communications to the Board

Stockholders may communicate directly with the board of directors or individual members of the board of directors by submitting written correspondence to American Water Board of Directors, 1025 Laurel Oak Road, Voorhees, New Jersey 08043 or via email: contacttheboard@amwater.com.

DIRECTOR COMPENSATION

The following table provides information regarding compensation for our non-employee directors. The table does not include amounts paid for reimbursement of travel expenses related to attending board and board committee meetings, and does not include compensation paid to Donald L. Correll, our President and Chief Executive Officer. See “Executive Compensation” for information relating to Mr. Correll’s compensation.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Total ($)
Martha Clark Goss	$85,615		$5,332	$6,078	$97,025
George MacKenzie	$153,109	(5)	$9,331	$10,637	$173,077
William J. Marrazzo	$72,750		$5,332	$6,078	$84,160
Julia L. Johnson	$27,083	(6)	$1,151	$1,724	$29,958
Richard R. Grigg	$24,645	(7)	$821	$1,231	$26,697
Dr. Manfred Döss(4)	$0		$0	$0	$0
Dr. Rolf Pohlig(4)	$0		$0	$0	$0
Andreas G. Zetzsche(4)	$0		$0	$0	$0

(1)	The amounts shown in this column reflect restricted stock unit awards granted to the directors in connection with our initial public offering, as described in the narrative below, and subsequently for Ms. Johnson and Mr. Grigg. The amounts disclosed represent the dollar amount recognized in 2008 with respect to such awards for financial reporting purposes in accordance with SFAS 123(R). Compensation cost for stock awards is recorded ratably over the vesting periods that end on December 31, 2010 using the grant-date fair values. See Note 9-Stockholders’ Equity in the notes to American Water’s unaudited consolidated financial statements included in American Water’s Annual Report on Form 10-K for the year ended December 31, 2008 for the assumptions used in determining SFAS 123(R) values. In accordance with Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of stock awards by the directors during 2008.

(2)	The following table shows the aggregate number of equity awards held by each director as of December 31, 2008:

Name	Stock Options (#)	Option Grant Date Fair Value ($)	Restricted Stock Units (#)	Restricted Stock Unit Grant Date Fair Value ($)
Ms. Goss	5,660	$4.19	744	$21.50
Mr. MacKenzie	9,906	$4.19	1,302	$21.50
Mr. Marrazzo	5,660	$4.19	744	$21.50
Ms. Johnson	2,778	$3.60	346	$19.29
Mr. Grigg	1,981	$4.20	256	$21.72
Dr. Döss(4)	0	$0	0	$0
Dr. Pohlig(4)	0	$0	0	$0
Mr. Zetzsche(4)	0	$0	0	$0

(3)

The amounts shown in this column reflect the stock options granted to the directors in connection with our initial public offering, as described in the narrative below, and subsequently for Ms. Johnson and Mr. Grigg. The amounts disclosed represent the dollar amount recognized in 2008 with respect to such awards for financial reporting purposes in accordance with SFAS 123(R). Compensation cost for option awards is recorded ratably over the vesting periods that end on December 31, 2010 based upon the grant-date fair values as determined by the Black-Scholes Option Pricing model. See Note 9-Stockholders’ Equity in the notes to the Company’s unaudited consolidated financial statements included in American Water’s Annual Report on Form 10-K for the year ended December 31, 2008 for the assumptions made in determining SFAS 123(R) values for the second grant, in which Ms. Goss and Messrs. MacKenzie and Marrazzo participated. The assumptions used in the pricing model for the grant made to Ms. Johnson on August 1, 2008 were dividend yield of 4.15%, expected volatility of 29.00%, risk-free interest rate of 3.23%, and expected life of 4.42 years. The assumptions used in the pricing model for the grant made to Mr. Grigg on August 27, 2008 were dividend yield of 3.68%, expected volatility of 29.00%, risk-free interest rate of 2.98%, and expected life of 4.35 years. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of options by the directors during 2008.

(4)	Messrs. Döss, Pohlig and Zetzsche do not receive director compensation, nor equity awards, because they are employees of RWE, which owns a majority of our outstanding common stock.

(5)	This amount includes an additional fee of $21,500 paid to Mr. MacKenzie for his services as a member of the board of directors and Chair of the audit committee of Pennsylvania American Water Company, a wholly owned subsidiary of the Company.

(6)	Ms. Johnson has elected to defer $21,167 of this amount under our Nonqualified Deferred Compensation Plan for Non-Employee Directors.

(7)	Mr. Grigg has elected to defer $17,298 of this amount under our Nonqualified Deferred Compensation Plan for Non-Employee Directors.

Our non-employee directors received an annual retainer of $35,000, which was payable in quarterly installments of $8,750, for their service to our board of directors, plus a fee of $2,000 for each board of directors meeting attended, and $1,000 for each telephonic board meeting attended. The Chairman of the board of directors received an additional annual retainer of $25,000, the Chair of the audit committee received an additional annual retainer of $10,000, and the Chairs of the nominating/corporate governance committee and the compensation committee each received an additional annual retainer of $5,000. Members of the committees of the board of directors received a fee of $1,500 for each meeting attended of the applicable committee, including telephonic meetings. In addition, our non-employee directors received annual equity compensation with a value of $40,000, 60% of which is in the form of stock options and 40% of which is in the form of restricted stock units. The non-employee directors are reimbursed for expenses incurred in attending board and committee meetings. Directors who are employees of RWE, American Water or one of their subsidiaries do not receive retainers or attendance fees for serving on the board of directors.

The Company established the Nonqualified Deferred Compensation Plan for Non-Employee Directors under which directors may defer up to 100% of their annual retainer and meeting fees on a tax-deferred basis. Directors may elect to receive their deferrals upon (i) separation from service, (ii) a specified date, (iii) the earlier of separation from service or a specified date, or (iv) the later of separation from service or a specified date or, if earlier, a change in control, and may elect to receive their deferrals in the form of a lump sum or annual installments paid over a period of between two and 10 years. Amounts will be paid earlier upon the death of a director. Directors are immediately vested in their contributions to the plan. Accounts of directors are credited with returns in accordance with the deemed investment options elected by the director.

In connection with our initial public offering, each of our non-employee directors was granted awards under the 2007 Omnibus Equity Compensation Plan with a total value of $40,000, 60% of which were in the form of stock options and 40% of which were in the form of restricted stock units. The Chairman of the board of directors was granted additional awards under the plan with a total value of $30,000, 60% of which were in the form of stock options and 40% of which were in the form of restricted stock units. The awards will vest on January 1, 2011 if the director remains on the board of directors until such time, or earlier upon death or disability. Prorated awards were made to Ms. Johnson and Mr. Grigg when they joined the board of directors. A prorated portion of the awards will vest upon retirement. Directors are required to hold the shares underlying their awards until they own shares equal in value to 300% of their annual retainer.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 26, 2009, unless otherwise indicated, by each of our directors, each of our executive officers named in the Summary Compensation Table and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting or investment power, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 26, 2009. Except as otherwise indicated, each person listed below, either alone or together with members of the person’s family sharing the same household, has sole voting and investment power with respect to the common stock beneficially owned by that person.

Directors and Named Executives	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
Donald L. Correll	27,050	*
John S. Young	16,478	*
Ellen C. Wolf	10,500	*
Walter J. Lynch	2,535	*
Laura L. Monica	3,596	*
George W. Patrick	181	*
Sean G. Burke	2,780	*
William D. Patterson	0	*
James M. Kalinovich	2,556	*
Mark Chesla	1,083	*
Mark Strauss	3,230	*
Nick O. Rowe	982	*
Kathy L. Pape	4,787	*
John R. Bigelow	1,000	*
George MacKenzie	1,100	*
Martha Clark Goss	2,000	*
Dr. Manfred Döss**	0	*
Richard R. Grigg	0	*
Julia L. Johnson	0	*
William J. Marrazzo	0	*
Dr. Rolf Pohlig**	0	*
Andreas G. Zetzsche**	0	*
All Directors and Executive Officers as a Group (22 Persons)	79,858	*

5% Stockholder(s)
RWE Aqua Holdings GmbH, a direct wholly owned subsidiary of RWE	96,736,779	60%

Capital World Investors, a division of Capital Research and Management Company(2)	12,085,000	7.6%

*	Less than 1%

**	Dr. Döss, Dr. Pohlig and Mr. Zetzsche are employees of RWE. Amounts reflect their personal ownership and do not include 96,736,779 shares owned by RWE Aqua Holdings GMBH.

(1)	These percentages have been calculated on the basis of 160,031,166 shares issued and outstanding as of March 26, 2009.

(2)	Capital World Investors is deemed to be the beneficial owner of the shares listed in the table, with sole dispositive power, as a result of Capital Research and Management Company acting as an investment advisor to various investment companies registered under the Investment Company Act of 1940. Capital World Investors disclaims beneficial ownership of these shares. The information in this footnote is derived from the Schedule 13G filed by Capital World Investors with the Securities and Exchange Commission on February 13, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. To our knowledge, based upon a review of the copies of such reports furnished to us and other information provided by our directors and executive officers, these filing requirements were satisfied in 2008.

EXECUTIVE OFFICERS

Executive Officers

Set forth below is information regarding each of our executive officers

Name	Age	Position
Donald L. Correll	58	President, Chief Executive Officer and Director
John S. Young	55	President, American Water Services and President, American Water Works Service Company
Ellen C. Wolf	55	Senior Vice President and Chief Financial Officer
Walter J. Lynch	46	President of Regulated Operations
Laura L. Monica	52	Senior Vice President, Corporate Communications and External Affairs
George W. Patrick	66	Senior Vice President, General Counsel and Secretary
Sean G. Burke	53	Senior Vice President, Human Resources
William D. Patterson	54	Senior Vice President, Corporate and Business Development
James M. Kalinovich	41	Vice President and Treasurer
Mark Chesla	49	Vice President and Controller
Mark F. Strauss	57	President, American Water Enterprises
Nick O. Rowe	51	President, Kentucky American Water and Senior Vice President, Eastern Division
Kathy L. Pape	56	President, Pennsylvania American Water
John R. Bigelow	54	President, New Jersey American Water

Donald L. Correll has served as our President and Chief Executive Officer since April 2006. Biographical information about Mr. Correll can be found under the heading “ Nominees for Election as Directors”, on page 6 of this proxy statement.

John S. Young has been our President of American Water Services since July 2008, a newly created executive officer position that supports our growth initiatives and service offerings. He is also President of American Water Works Service Company, which provides operating support to all aspects of the business. Prior to July 2008, Mr. Young was our Chief Operating Officer and served as a member of our board of directors from October 2005 until August 2007. Mr. Young began his career with us in 1977 and has held a variety of operations, engineering and executive positions, including Vice President of Engineering, Vice President of Technical Services and Vice President of Operations and Investment Performance. Mr. Young is a member of several professional organizations, including the Design/Build Institute of America (board member), the American Water Works Association (board member, section chair and Fuller Awardee) and the American Society of Civil Engineers. He also serves on the National Drinking Water Advisory Council.

Ellen C. Wolf has been our Senior Vice President and Chief Financial Officer since March 2006 and served as a member of our board of directors from March 2006 until August 2007. Ms. Wolf’s career began in the accounting firm of Deloitte Haskins & Sells. From 1987 through 1999, Ms. Wolf held various positions in corporate accounting, finance and business development for Bell Atlantic and several of its subsidiaries, including Bell Atlantic Enterprises International, Bell Atlantic Mobile, and Bell Atlantic Corporation. From 1999 through 2003, Ms. Wolf was employed by us as Vice President and Chief Financial Officer. Prior to re-joining us, Ms. Wolf served as Senior Vice President and Chief Financial Officer of USEC Inc., a global energy company, a position she held beginning in December 2003. Currently, Ms. Wolf also serves on the board of directors of C&D Technologies, Inc., where she serves as chair of its audit committee, and the board of directors of Airgas, Inc., where she serves on the audit committee. In addition, Ms. Wolf is on the board of directors of the National Association of Water Companies and the board of directors of Water for People, a humanitarian organization.

Walter J. Lynch has been our President of Regulated Operations since July 2008. Prior to that date, he served as Executive Vice President, Eastern Division. He also served as president of New Jersey American Water, Long Island American Water and our Northeast Region. Mr. Lynch joined us in 2001 and served as President of our Products and Services Group, where he was responsible for overseeing our non-regulated businesses. Prior to this, he was President of the Southwest Region of American Water Services. Mr. Lynch has more than 16 years of experience in engineering, sales and marketing, operations and business development. Before joining us, he was involved with various start-up and growth organizations in the environmental industry. Mr. Lynch worked for Mobil Oil Corporation following his departure from the United States Army where he attained the rank of Captain.

Laura L. Monica has been our Senior Vice President, Corporate Communications and External Affairs since October 2006. From 1991 to October 2006, Ms. Monica was president of High Point Communications Group, Inc., which we refer to as High Point, a strategic communications firm in Bow, New Hampshire, that she founded. At High Point she worked with a wide variety of clients in both the public and private sector, assisting them in developing and implementing comprehensive, strategic communications plans. Before forming High Point, Ms. Monica was head of corporate communications for Numerica Financial Corporation.

George W. Patrick has been our Senior Vice President, General Counsel and Secretary since September 2007. Mr. Patrick served as Vice President, General Counsel and Secretary from May 2004 to September 2007. He served as Vice President and Secretary of American Water Works Service Company from September 1999 to May 2004. Prior to joining us, Mr. Patrick was a partner at Dechert LLP from July 1976 to September 1999.

Sean G. Burke has been our Senior Vice President Human Resources since December 2007. From 2005 to December 2007, Mr. Burke was the principal of Executive Alignment, LLC, in Falmouth, Maine. From 1988 to 2005, Mr. Burke held executive positions at American Ref-Fuel Company, in Houston, Texas and Montvale, New Jersey, responsible for oversight of the Human Resources function. Earlier, he held leadership positions with other companies including Air Products and Chemicals Inc., Frito-Lay and National Steel Corp.

William D. Patterson has been our Senior Vice President of Corporate and Business Development since February 2009. From 2005 to 2008, he was an officer of Pennichuck Corporation, an investor-owned water company located in New Hampshire, where he served as vice president and chief financial officer from 2005 to 2006, and senior vice president from 2006 to 2008. From January 2003 to January 2005, Mr. Patterson served as executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. From June 2001 through January 2005, Mr. Patterson provided financial advisory and consulting services for utilities as president of EnSTAR Management Corporation, a company which he founded. From 2000 to 2001, Mr. Patterson served as CFO of Enermetrix, a software-based company that provides solutions for competitive energy markets. From 1996 to 2000, Mr. Patterson was an investment advisor with Craig Drill Capital and from 1978 to 1996, he was a managing director with Smith Barney, and also served as a utility investment banker for Shearson Lehman and E.F. Hutton. Mr. Patterson serves on the board of directors of MYR Group Inc. where he serves as chair of the audit committee.

James M. Kalinovich has been our Vice President and Treasurer since December 2004. From 2000 to 2004, Mr. Kalinovich served as Vice President and Treasurer of Amkor Technology, Inc. He held executive positions at Merck & Company, Inc. in the United States and London from 1994 to 2000, and worked as a certified public accountant at Deloitte & Touche LLP as a certified public accountant.

Mark Chesla has been our Vice President and Controller since November 2007. From 2001 to November 2007, Mr. Chesla was Vice President and Controller of Oglethorpe Power Corporation, in Atlanta, Georgia, where he served as that company’s chief accounting officer. In this capacity he was responsible for all aspects of the accounting, internal financial management, regulatory and SEC reporting functions. Mr. Chesla was Vice President, Administration/Controller of SouthStar Energy Services LLC, in Atlanta, Georgia, from 1998 to 2001. Earlier, he held management positions with several other companies, including Piedmont Natural Gas Co., Inc., Aegis Technologies, Inc., Deloitte & Touche LLP and Carolina Power & Light Company.

Mark F. Strauss has been President of American Water Enterprises, which manages our Non-Regulated Businesses since December 2006. Previously, Mr. Strauss was President and Chief Executive Officer of our Applied Water Management Group, which provides customized water and wastewater management solutions to real estate developers, industrial clients and small to midsized communities nationwide. Mr. Strauss joined Applied Water Management Group in 1997 as Corporate Counsel and Secretary. He was promoted to Chief Operating Officer in 2002, a position he held until his appointment as Division President and Chief Executive Officer in 2003. Earlier, he served as Vice President and General Counsel of Vizzoni Brothers Construction, Inc. Mr. Strauss serves as a director of Skylands Community Bank. Mr. Strauss was also an associate at the law firms of Ozzard, Rizzolo, Klein, Mauro & Savo and Toolan, Romond, Abbot and Domenichetti.

Nick O. Rowe has been President of Kentucky American Water since 2006, and Senior Vice President of our Eastern Division since January 2009. From 2005 to 2006, he served as Vice President of Service Delivery Operations for the Southeast Region of Kentucky American Water. From 2003 to 2005, he served as Vice President, Business Change for American Water in New Jersey and from 1998 to 2003, Mr. Rowe was Vice President of Operations for Kentucky American Water, and from 1987 to 1998, he served in various management positions with responsibility for the day-to-day operations of American Water facilities in several states including Virginia, West Virginia, Maryland, Pennsylvania, Kentucky, Tennessee, North Carolina, Georgia and Florida. Mr. Rowe is involved with various regulatory agencies and civic and professional organizations. He also serves on the Executive Board of the Kentucky Chamber of Commerce, is a member of the American Water Works Association and the National Association of Water Companies.

Kathy L. Pape has been President of Pennsylvania American Water since July 2007. From 1999 to 2007, Ms. Pape served as Senior Vice President, Treasurer and Rate Counsel for Aqua America, Inc. with responsibility for all financing activities, billing, rates and regulatory filings, budgeting and long-range planning. From 1994 to 1999, Ms. Pape was employed by us as Regional Counsel and Finance Manager, where her responsibilities included rates and regulatory affairs, finance, budgeting and customer service for 10 states. Prior to 1994, Ms. Pape was Vice President and Corporate Counsel for General Waterworks Management and Service Co., Assistant Counsel to the Pennsylvania Public Utility Commission and Assistant Consumer Advocate for the Pennsylvania Office of Consumer Advocate.

John R. Bigelow has been President of New Jersey American Water since 2007. Mr. Bigelow joined American Water in 1994 and held a number of senior management positions during his tenure, including American Water’s Senior Vice President of Regulatory Programs and Enterprise Risk Management. From December 2003 to February 2006, Mr. Bigelow served as American Water’s Chief Financial Officer, Vice President and Treasurer of New Jersey American Water, and Director, Vice President and Treasurer of New Jersey American Resources Co. Mr. Bigelow began his career with GPU System Companies, where he spent 18 years in various leadership roles in the finance area.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains our compensation philosophy, policies and practices with respect to Donald L. Correll, who has served as our President and Chief Executive Officer since April 17, 2006; Ellen C. Wolf, who has served as our Senior Vice President and Chief Financial Officer since March 1, 2006; John S. Young, who has served as President of American Water Services since July 28, 2008 and President of American Water Works Service Company since February 1, 2006 (Mr. Young was our Chief Operating Officer from October 1, 2005 to July 27, 2008); Walter J. Lynch, who has served as our President of Regulated Operations since July 28, 2008 (prior to that date Mr. Lynch was our Executive Vice President, Eastern Division); and Terry L. Gloriod, who has served as President of Missouri American Water Company since July 1, 2008 (prior to that date Mr. Gloriod was President of the Central Region). These individuals are collectively referred to as the named executive officers.

Overview of our Compensation Programs

Prior to the consummation of our initial public offering in April 2008, American Water was wholly owned and controlled by RWE and, until 2006, managed by Thames Water, and our compensation strategy for our named executive officers was primarily determined by RWE based on its internal compensation practices. RWE, our board of directors and the compensation committee of our board of directors approved the 2008 compensation of the named executive officers. Mr. Correll gave input regarding the other named executive officers’ compensation, and Mr. Young gave input on Mr. Gloriod’s compensation. Mr. Correll participates in the same programs and receives compensation based on the same factors as our other named executive officers. However, Mr. Correll’s overall compensation reflects a greater degree of policy- and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operating results of American Water.

Prior to the consummation of the initial public offering, we established a compensation committee, of which a majority of the committee members have been determined to be independent by our board of directors. In March 2009, the compensation committee was reconstituted so that all members are persons that our board of directors has deemed to be independent. The compensation committee is responsible for ensuring that our executive compensation policies and plans are administered correctly.

Management has retained a compensation consultant, Towers Perrin, which advises management on trends and issues in executive compensation, consults on the competitiveness of the compensation structure and levels of American Water’s executive officers and provides advice and recommendations related to proposed compensation and the design of compensation programs. As described in more detail above under “Corporate Governance—Committees of the Board of Directors—Compensation Committee,” the compensation committee retained DolmatConnell, an independent compensation consultant, in 2008. DolmatConnell provided advice relating to director compensation and limited advice regarding executive compensation. The scope of DolmatConnell’s consulting services with respect to executive compensation is being expanded for 2009.

Certain of our named executive officers are parties to employment agreements with us, which are described below under “Executive Compensation—Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table—Employment Agreements.” We do not have any specific policy that controls whether we enter into employment agreements with our named executive officers.

Elements of Compensation

Our compensation program has traditionally included the following key elements, which we expect to remain the key elements of our compensation program in future years: base salary, annual incentives, long-term equity incentives and other benefits.

All elements of compensation have traditionally been paid to participants in cash, but our omnibus equity compensation plan, established in connection with our initial public offering, provides for awards that pay out in equity.

Base Salary

We believe that competitive base salaries are necessary to attract and retain an effective executive management team. During 2008, our compensation committee and RWE revised the base salaries for the named executive officers as follows, in light of the competitive market environment and to recognize individual performance.

Name	New Base Salary	Percentage Increase		Effective Date
Donald C. Correll	$588,000	3.8%		March 24, 2008
Ellen C. Wolf	$480,000	3.6%		March 24, 2008
John S. Young	$427,000	3.6%		March 24, 2008
Walter J. Lynch	$367,000	4.9%		March 24, 2008
	$450,000	22.6	%(1)	July 28, 2008
Terry L. Gloriod	$326,500	3.0%		March 24, 2008

(1)	Mr. Lynch’s base salary increased by 22.6% on July 28, 2008 in connection with his appointment to the position of President of Regulated Operations, a newly created executive officer position. In his new position, Mr. Lynch is responsible for operational oversight of the Company’s Regulated Businesses, as well as the Company’s two national customer call centers.

The base salaries paid to the named executive officers in 2008 are set forth below under “Executive Compensation—2008 Summary Compensation Table.”

Annual Incentive Compensation

Annual incentive compensation is made available to all managerial, professional and supervisory employees, including the named executive officers. It is designed to provide incentives for achieving short-term financial and operational goals for our Company as a whole and for its subsidiaries and individual business units, including goals that enhance customer service, as well as individual goals. Annual incentive compensation was provided to the named executive officers in 2008 through American Water’s annual incentive plan.

Management, including the named executive officers and subsidiary and business unit leaders, worked with RWE to establish goals for American Water’s annual incentive plan that were aligned with American Water’s business plan for 2008, and the compensation committee and the board of directors approved these goals.

The target payout opportunities chosen by RWE and approved by the compensation committee and the board of directors for the named executive officers under the 2008 annual incentive plan, which were the bonus amounts that would have been paid at 100% achievement of each performance component of the plan, are shown as percentages of annual base salary in the following table.

Named Executive Officer	Target as Percentage of December 31, 2008 Base Salary
Donald L. Correll	80%
Ellen C. Wolf	50%
John S. Young	50%
Walter J. Lynch	50%
Terry L. Gloriod	40%

The 2008 annual incentive plan included financial and individual components for all named executive officers and an additional operational component for two of our named executive officers. For Mr. Correll, Ms. Wolf and Mr. Young, whose responsibilities encompassed our entire enterprise, the financial component was determined at the Company level; for Mr. Lynch and Mr. Gloriod, who had responsibilities with respect to specific divisions and regions at the time the metrics were established, the financial component was determined at the Company, regional and divisional level. In addition, based on the nature of their responsibilities, Mr. Lynch and Mr. Gloriod also were subject to operational goals. Each participant’s bonus opportunity was allocated among the components based on their relative weightings for the participant, which depended upon the importance of the applicable component to the responsibilities of the participant and his or her subsidiary or business unit and American Water’s view of the relative importance of the components. The following table shows the 2008 weightings of the financial, operational and individual components for the named executive officers.

	Mr. Correll	Ms. Wolf	Mr. Young	Mr. Lynch	Mr. Gloriod
Company Financial	70%	50%	50%	40%	40%
Regional/Divisional Financial	—	—	—	20%	20%
Regional/Divisional Operational	—	—	—	20%	20%
Individual	30%	50%	50%	20%	20%

At the end of the year, payments under the annual incentive plan are determined by evaluating the performance of each component, and then adding the results of all components, factoring in their relative weightings.

Target and maximum achievement levels are established for each performance component. Target is set consistent with the achievement of the business plan objectives. Maximum is set at a level that significantly exceeds the business plan and has a low probability of payout.

For 2008, the Company, regional and divisional financial components for the annual incentive plan were based on operating income, which was defined as earnings before interest, taxes and other non-operating expenses, excluding costs related to the initial public offering. The Company operating income target (as adjusted for costs related to the initial public offering) was approximately $613,321,000. The operating income target (as adjusted for costs related to the initial public offering) for Mr. Lynch was $398,312,000 for the Eastern Division. In mid-year 2008, the Central and Western Regions of American Water were consolidated into the new Western Division. Since, in his role as President of Missouri American Water Company, Mr. Gloriod co-leads the Western Division, Mr. Gloriod’s regional/divisional financial component was based 50% on the Central Region results and 50% on the Western Division results. The operating income targets (as adjusted for costs related to the initial public offering) were $148,939,000 for the Central Region and $184,816,000 for the Western Division. More than 85% of the operating income target for the entire Company was required to be achieved before any payout could be made on the Company financial component of the plan. In addition, more than 75% of the operating income target for the entire Company was required to be achieved before any payout could be made on any component of the plan. With respect to the Company, regional and divisional financial components, if 85% or less of the operating income target had been achieved, none of the target payouts for the financial components would have been awarded; at 100% achievement of the operating income target, 100% of the target payouts would have been awarded; and at 115% achievement of the operating income target, 150% of the target payouts would have been awarded. Performance results that fell between the performance levels indicated would have led to payouts between the payout levels indicated.

The plan permitted the financial results to be adjusted to reflect the impact of events that were not considered to be within the control of local management. The actual financial results used for assessment under the 2008 annual incentive plan were adjusted to reflect goodwill impairments and overtime payments made under the Fair Labor Standards Act. In addition, the financial results used for assessment of the regional and divisional financial components were also adjusted for insurance costs, benefit plan costs, property taxes, hurricane-related expenses and expenses related to a contract with a non-regulated municipal client. All adjustments were approved by our Chief Executive Officer, our Chief Financial Officer and the Board.

The 2008 Company operating income result (as adjusted as described above) was $596,107,000 and the 2008 regional operating income results (as adjusted as described above) were $416,356,000 for the Eastern Division, $119,695,000 for the Central Region and $143,074,000 for the Western Division, producing payouts for these financial components of 81%, 115%, 0% and 0% of target, respectively.

Mr. Lynch’s operational component was based on the Eastern Division, and Mr. Gloriod’s operational component was based 50% on the Central Region and 50% on the Western Division. For Mr. Lynch and Mr. Gloriod, the operational component for the 2008 annual incentive plan consisted of customer satisfaction, customer service quality, environmental and safety goals, with 25% of the component allocated to each category of goal. Customer satisfaction measures overall satisfaction with the services offered by American Water that directly benefit the customer. This is measured by a study conducted annually in the fourth calendar quarter of approximately 6,000 American Water regulated water or wastewater customers. Customer service quality measures customer satisfaction with field and customer service contacts. This is measured by a study conducted throughout the year of approximately 2,500 American Water-regulated water or wastewater customers each quarter. Environmental performance is measured by notices of violation, which is the number of times that an official notice is issued by a primacy agency for failure to comply with a federal, state or local environmental statute or regulation that is covered by the Environmental Management Policy. Safety performance is measured by the total recordable incident rate, which is the number of total Occupational Safety and Health Administration injuries requiring treatment beyond first aid per 200,000 hours worked.

Customer satisfaction and environmental results are determined annually, customer service quality results are determined quarterly and safety results are determined monthly. For Mr. Gloriod, customer service quality and safety results from January to June 2008 for the Central Region were combined with annual results for customer satisfaction and environmental for the Central Region to determine the 50% of the operational component based on Central Region results, and customer service quality and safety results from July to December 2008 for the Western Division were combined with annual results for customer satisfaction and environmental for the Western Division to determine the 50% of the operational component based on Western Division results.

The following table shows the range of potential payouts that corresponded to varying levels of achievement of the operational goals for Mr. Lynch and Mr. Gloriod. For each goal, performance results that fell between the performance levels indicated would have led to payouts between the payout levels indicated.

Category	Potential Results(1)	Potential Payouts as Percentage of Target
Customer satisfaction	65% or less	0%
	70%	100%
	72% or more	120%
Customer service quality	decrease of 3 percentage points or more from 2007	0%
	same as 2007	100%
	increase of 3 percentage points or more from 2007	120%
Environmental(2)	130% or more than target	0%
	100% of target	100%
	50% or less than target	120%
Safety	any increase in incident rate from 2007	0%
	5% decrease in incident rate from 2007	100%
	20% or more decrease in incident rate from 2007	120%

(1)	For purposes of potential results that were based on changes from 2007 results, 2007 results for the Western Division were determined by consolidating the 2007 results for the applicable states.

(2)	If total notices of violation for the Company as a whole had been less than or equal to 21, payouts on the environmental component would have been made to all participants regardless of the individual region or division results.

The following table summarizes the targets and the results of the operational goals for Mr. Lynch and Mr. Gloriod and the resulting payouts with respect to each goal.

	Category	Weighting	Target	Result	Result Compared to 2007 Result	Payout	Weighted Payout
Walter J. Lynch Eastern Division	Customer satisfaction	25.0%	70%	62%		0%	0%
	Customer service quality	25.0%	82%	83%	1 percentage point increase	105%	26%
	Environmental	25.0%	8	8		100%	25%
	Safety	25.0%	7.69	5.62	30.5% decrease	120%	30%

							81%

Terry L. Gloriod Central Region	Customer satisfaction	12.5%	70%	60%		0%	0%
	Customer service quality	12.5%	84%	87%	3 percentage point increase	120%	15%
	Environmental	12.5%	5	6		30%	4%
	Safety	12.5%	9.22	6.23	35.8% decrease	120%	15%

Western Division	Customer satisfaction	12.5%	70%	59%		0%	0%
	Customer service quality	12.5%	84%	87%	3 percentage point increase	120%	15%
	Environmental	12.5%	9	13		0%	0%
	Safety	12.5%	9.20	8.23	15.0% decrease	110%	14%

							63%

The individual component for the annual incentive plan includes performance targets that relate to the participant’s function in the Company as agreed between each participant and his or her manager. For 2008, each participant had four performance targets, which were each weighted according to their relative importance.

Mr. Correll’s four primary individual measures were (1) lead and drive the American Water management team to deliver performance and ensure compliance with the utility construction program budget in accordance with the 2008 business plan, and ensure that non-financial targets are also promoted, communicated and given adequate priority and management attention (weighted at 35%), (2) lead and manage critical activities associated with the RWE Divestiture, including regulatory, financial reporting, financing and public information/relations activities, and work collaboratively with the Chief Financial Officer of RWE and the Chairman of our board of directors to implement appropriate corporate governance for a United States publicly traded corporation (weighted at 25%), (3) reestablish and manage critical relationships with key stakeholders to ensure that the business is well-placed to influence and be regarded as the industry leader by key decision makers and continue to implement a business development and growth culture to ensure long-term investment and growth prospects for the future of the enterprise and to support positioning of the initial public offering (weighted at 20%) and (4) lead and support the American Water management team to investigate and implement (consistent with the framework established for the RWE Divestiture) creative solutions and programs to enable the business to build its competitiveness and to be viewed as an industry leader in the pre- and post-initial public offering business environment (weighted at 20%).

Ms. Wolf’s four primary individual measures were (1) lead and drive successful achievement of the 2008 business plan, ensure that rate cases are accurate and filed in a timely manner, complete the redesign of the tax department, enable successful achievement of growth through business development, conduct a complete audit of the 2007 financial statements of the Company and its subsidiaries and complete all required financial disclosure for filings with the Securities and Exchange Commission (weighted at 30%), (2) achieve the level of compliance required under the Sarbanes-Oxley Act of 2002 with no material weaknesses identified, review current processes and simplify them if appropriate, ensure that monthly financial reporting processes are completed in a timely and accurate manner, redesign information technology processes and enhancements, ensure that all Securities and Exchange Commission reporting requirements are met and enhance the enterprise risk management for the Company (weighted at 30%), (3) ensure that the shared services and information technology departments have appropriate service level agreements with the business, maintain a team atmosphere among management and focus investor relations efforts on the appropriate investor classes to ensure a proper allocation between retail and institutional investors in connection with our initial public offering (weighted at 20%) and (4) continue to develop the finance team in terms of knowledge of the water industry, rate cases and requirements and Securities and Exchange Commission responsibilities, continue to enhance the quality of the information technology department, reassess organizational design to ensure compliance with the Sarbanes-Oxley Act of 2002, continue to improve the quality of personnel and continue to implement the review of individual roles and responsibilities (weighted at 20%).

Mr. Young’s four primary individual measures were (1) meet and exceed 2008 business plan financial commitments and enhance the value of capital expenditures through improved governance, financial controls and project management timing (weighted at 30%), (2) create a framework and culture of performance through business performance reviews, enhance process performance, operational integrity and excellence through continued improvement in capital project delivery, achieve improved efficiencies, value and competitiveness in both our Regulated Businesses and our Non-Regulated Businesses through the development and review of commercial opportunities and performance reviews of major projects (weighted at 20%), (3) enhance and improve the level of customer service and the performance at customer call centers, enhance brand recognition, operational integrity and excellence through continued improvement in environmental management, develop a growth strategy and provide a customer interface to support growth initiatives (weighted at 30%) and (4) act as ambassador and coach for important Company culture change initiatives and be visible and proactive in promoting leadership throughout the Company and enhance operational integrity and excellence through continued improvement in operational risk management (weighted at 20%).

Mr. Lynch’s four primary individual measures were (1) meet and exceed 2008 business plan financial commitments, process rate cases in a timely and effective manner to achieve planned outcomes and enhance the value of capital expenditures through improved governance, financial controls and project management timing (weighted at 30%), (2) create a framework and culture of performance in the Eastern Division through business performance reviews, enhance process performance, operational integrity and excellence through continued improvement in capital project delivery, achieve improved efficiencies, value and competitiveness through the development and review of business development opportunities (weighted at 20%), (3) enhance and improve the level of customer service in the Eastern Division, enhance brand recognition, operational integrity and excellence through continued improvement in environmental management and develop and implement a growth strategy to achieve the business plan growth target (weighted at 30%), and (4) act as ambassador and coach for important Company and Eastern Division culture change initiatives, be visible and proactive in promoting leadership throughout the Company and the Eastern Division and achieve continued improvement in operational risk management (weighted at 20%).

Mr. Gloriod’s four primary individual measures were (1) meet and exceed 2008 business plan financial commitments, enhance the value of capital expenditures through improved governance, financial controls and project management timing, and develop a growth strategy and provide customer interface to support growth initiatives (weighted at 30%), (2) create a framework and culture of performance through business performance reviews, enhance process performance, operational integrity and excellence through continued improvement in capital project delivery, achieve improved efficiencies, value and competitiveness in both our Regulated Businesses and our Non-Regulated Businesses through the development and review of commercial opportunities and performance reviews of major projects (weighted at 25%), (3) enhance and improve the level of customer service at the customer call centers and enhance brand recognition, operational integrity and excellence through continued improvement in environment management (weighted at 25%) and (4) act as ambassador and coach for important Company culture change initiatives, be visible and proactive in promoting leadership throughout the Company and achieve continued improvement in operational risk management (weighted at 20%).

Payouts on each individual component would have been 0% of target if performance had not met expectations, 25-74% of target if performance targets had been partially achieved, 75-99% of target if performance targets had been largely achieved, 100% of target if performance targets had been fully achieved and 101-120% of target if performance had exceeded expectations. Once evaluated, the individual performance target ratings were added and averaged to determine an overall individual rating.

Mr. Correll’s performance results for his four measures were 95%, 100%, 105% and 105%, respectively, and his overall individual rating was 100%. Ms. Wolf’s performance results for her four measures were 115%, 115%, 95% and 110%, respectively, and her overall individual rating was 110%. Mr. Young’s performance results for his four measures were 95%, 100%, 105% and 100%, respectively, and his overall individual rating was 100%. Mr. Lynch’s performance results for his four measures were 110%, 105%, 110% and 115%, respectively, and his overall individual rating was 110%. Mr. Gloriod’s performance results for his four measures were 73%, 84%, 96% and 90%, respectively, and his overall individual rating was 85%.

To be eligible to receive an annual incentive award, a participant must be actively employed on the payment date. However, in the case of disability, retirement, layoff or death during the plan year, a prorated award may be payable. Employees who resign or are terminated for cause at any time prior to payment are not eligible. Awards are usually determined and paid in cash as soon as possible after the release of financial results. American Water has the discretion to pay the annual incentive awards even if the applicable performance goals are not met, but would not exercise this discretion to pay awards at greater than maximum levels. Our compensation committee and board of directors also have the right to withhold all incentive payments, or pay at levels less than those dictated by the plan formulas, in their sole discretion. No such discretion will be exercised for 2008 with respect to the named executive officers.

The actual annual incentive plan payments that were made to the named executive officers for the fiscal year ended December 31, 2008 are set forth below under “Executive Compensation—2008 Summary Compensation Table.”

Long-Term Equity Incentive Compensation

Prior to our initial public offering, certain of our named executive officers participated in RWE’s global long-term equity incentive program, which is known as the Beat program because it aims to incentivize the RWE group to perform successfully as one integrated team acting in one rhythm, or beat. In 2008, Mr. Young and Mr. Lynch continued to hold awards granted under the Beat program, which are described further under “Executive Compensation—2008 Summary Compensation Table.”

In connection with our initial public offering, our named executive officers have received awards under our omnibus equity compensation plan, described below.

Other Benefits

Other benefits offered to the named executive officers by American Water include qualified and nonqualified retirement benefit plans, a deferred compensation plan, an executive severance policy and perquisites. American Water also provides medical and dental coverage and life insurance to each named executive officer to generally the same extent as such benefits are provided to other American Water employees. These benefits are intended to provide for the health, well-being and retirement planning needs of the named executive officers.

Retirement Benefit and Deferred Compensation Plans

American Water sponsors qualified and nonqualified defined benefit retirement plans that cover certain employees who commenced employment prior to January 1, 2006, when the plans were closed to certain new entrants. Some of the defined benefit plans are predecessor company plans that American Water assumed in acquisitions. Employees hired or rehired on or after January 1, 2006, such as Mr. Correll and Ms. Wolf, are eligible for defined contribution plans only, except that Ms. Wolf has an accrued benefit in our qualified defined benefit pension plan due to prior service. We transitioned from defined benefit to defined contribution plans for several reasons. Defined contribution plans provide to employees a retirement savings opportunity that is portable, which is important to us, since our workforce is more mobile than the traditional water utility workforce. In addition, we desired to be able to predict our fixed costs for retirement benefits on an ongoing basis, rather than having our costs depend on the fluctuation of capital markets. Further, defined contribution plans permit employees to defer the taxation of the compensation that they contribute to the plan, and allow American Water to contribute to the plan on behalf of employees in a relatively tax-efficient manner.

At the recommendation of Towers Perrin based on its experience with companies both in the utility industry and outside of it, we established a deferred compensation plan for certain of our key employees, including the named executive officers. The plan permits the deferral, on a tax-favored basis, of base salary and bonus. The plan provides benefits under the same formula as our 401(k) plan, but without regard to the pay and benefit limitations applicable to qualified plans. For employees hired on or after January 1, 2006, the deferred compensation plan also provides an employer contribution of 5.25% of annual incentive plan awards, which is not applicable for the same contribution under our 401(k) plan. Employees hired prior to January 1, 2006 are eligible for an additional 2.5% employer matching contribution on base pay above the pay limit for the year, which is intended to replace benefits lost under the qualified plan due to pay and benefit limitations. Accounts of participants are credited with returns in accordance with the deemed investment options elected by the participant.

For information on the named executive officers’ potential retirement and deferred compensation plan benefits, please see the “2008 Pension Benefits” table, the “2008 Nonqualified Deferred Compensation” table and “Potential Payments on Termination or Change in Control” in the “Executive Compensation” section below.

Executive Severance Policy

Our severance policy serves to provide certainty with respect to the payments and benefits to be provided upon certain termination events. It provides severance benefits to executives whose employment is involuntarily terminated by American Water for reasons other than cause. For further information about the executive severance policy, see “—Potential Payments on Termination or Change in Control.” The number of months of salary to be paid as severance was decided upon with reference to surveys that Towers Perrin has done and its general industry experience.

Change in Control

Most of our compensation plans and policies do not contain change in control triggers. However, the equity awards we granted in connection with our initial public offering vest upon a change in control of American Water. In addition, as described under “Executive Compensation—Potential Payments on Termination or Change in Control,” certain Company contributions to the deferred compensation plan will vest upon a change in control. Also, under our nonqualified defined benefit pension plan, our board of directors has the discretion to vest benefits upon certain terminations of employment following a change in control. However, all of the named executive officers who participate in the plan are already vested in their pension benefits. A change in control was not triggered by the initial public offering for purposes of our compensation plans and policies.

Perquisites

American Water provides limited perquisites, which represent a small part of our overall compensation package. The primary perquisites that we offer are financial planning, executive physicals and a vehicle allowance. We believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that topic and maximizes the net financial reward to the employee of compensation received from American Water. None of the named executive officers used the Company’s financial planning services in 2008. Furthermore, since our leadership team has the greatest impact on our success, the executive physical is important. Healthy leaders are better prepared to perform physically and mentally. Mr. Correll is also entitled to certain relocation benefits pursuant to his employment agreement, as described below under “Executive Compensation—Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table—Employment Agreements.”

Transaction-related Bonuses

Retention Bonuses

American Water established a retention bonus program in 2006 to retain employees in key leadership roles through the timely completion of American Water’s initial public offering. The retention bonus program provided that if a participant remained employed by American Water through the earlier of March 31, 2008 and one year after the date of American Water’s initial public offering, the participant would receive a cash retention bonus based on a predetermined percentage of his or her base salary in effect on January 1, 2006, or his or her hire date, if he or she was hired after January 1, 2006. Retention bonuses were paid on March 28, 2008. Retention bonuses were also payable to employees whose employment was terminated without cause prior to the payment date. The retention bonus was offered to employees in lieu of a 2006 grant under the RWE Beat program.

The named executive officers received retention bonuses as follows:

Named Executive Officer	Retention Bonus as Percentage of Base Salary	Retention Bonus
Donald L. Correll	120%	$660,005
Ellen C. Wolf	100%	$450,000
John S. Young	100%	$370,000
Walter J. Lynch	80%	$216,000
Terry L. Gloriod	80%	$240,000

RWE determined the retention bonus opportunities by doubling the target percentage opportunities that would have applied to the named executive officers’ RWE long-term equity incentives (as determined by RWE), had we granted such incentives in 2006, since the long-term equity incentives would have had the potential to pay out at levels significantly greater than target.

Completion Bonuses

American Water offered a “completion bonus” to reward selected senior executives for their contributions to the initial public offering. Each eligible executive had the opportunity to receive a cash bonus based on a percentage of his or her base salary in effect on December 31, 2007. A completion bonus of 50% of each executive’s base salary was payable based solely on the consummation of the initial public offering, and the remaining portion of the completion bonus was payable at the discretion of RWE, based upon the executive’s leadership and support in positively marketing the business and preparing for the initial public offering. Completion bonuses were paid on April 21, 2008.

The named executive officers received completion bonuses as follows:

Named Executive Officer	Completion Bonus as Percentage of Base Salary	Completion Bonus
Donald L. Correll	120%	$623,150
Ellen C. Wolf	120%	$509,850
John S. Young	120%	$453,200
Walter J. Lynch	100%	$262,500
Terry L. Gloriod	100%	$237,750

Omnibus Equity Compensation Plan

American Water has adopted an omnibus equity compensation plan pursuant to which equity-based awards are granted to certain employees and non-employee directors of American Water. The plan encourages participants to contribute materially to the growth of the Company, thereby benefiting American Water’s stockholders. The terms of the omnibus equity compensation plan, as proposed to be amended and restated, are described below under “Proposal 3— Approval of the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan.”

Two grants of performance-based nonqualified stock options and performance-based restricted stock units were made to employees, including the named executive officers, under the plan in connection with the initial public offering. We chose to use stock options and restricted stock units as forms of equity-based compensation in order to align our program with common market practice. The amount of the named executive officers’ awards was determined by RWE based on certain performance conditions, as described below. Sixty percent of the award value granted under the plan is in the form of stock options and 40% is in the form of restricted stock units. The exercise price of the stock options is the fair market value of the underlying shares on the grant date. One grant of the options will expire on December 31, 2013, and the other grant of the options will expire on December 31, 2014. One grant of the awards will vest on January 1, 2010, and the other grant of the awards will vest on January 1, 2011, if the applicable participant remains employed with American Water through such dates, subject, in the case of the named executive officers, to certain performance conditions described below.

The target values of the long-term incentive awards that vest and become exercisable were 120% of base salary for Mr. Correll, with respect to the first grant of awards, and 150% of base salary for Mr. Correll, with respect to the second grant of awards, 115% of base salary for Ms. Wolf and Mr. Young (for each grant of awards), 45% of base salary for Mr. Lynch, with respect to the first grant of awards, and 80% of base salary for Mr. Lynch, with respect to the second grant of awards, and 45% of base salary for Mr. Gloriod (for each grant of awards). Other employees received awards with target values of 45% or 20% of their base salaries for the first grant of awards, and 45%, 20% or 10% of their base salaries for the second grant of awards. For these purposes, December 31, 2007 base salaries were used for the first grant of awards, and January 1, 2008 base salaries were used for the second grant of awards.

The vesting of the named executive officers’ awards is based on American Water’s net income, as adjusted for certain non-recurring items related to the initial public offering, impairments, the settlement of income tax audits, changes in benefit plan costs that are not related to management decisions, effects resulting from changes in accounting principles and other items.

The first grant of awards has already performance-vested. With respect to the first grant, the number of stock options and restricted stock units that have performance-vested, as a percentage of the targeted number of awards for each named executive officer, was determined based on a payout curve that compared (1) the sum of American Water’s actual audited net income for 2007 (as adjusted as described above), which was $140,700,000, and American Water’s actual audited net income for 2008 (as adjusted as described above), which was $194,834,000, to (2) the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s target net income for 2008 (as adjusted as described above) at the time of the initial public offering. If the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s actual audited net income for 2008 (as adjusted as described above) had been 100% of the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s target net income for 2008 (as adjusted as described above) at the time of the initial public offering, then 100% of each named executive officer’s target number of awards would have performance-vested. If the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s actual audited net income for 2008 (as adjusted as described above) had been 80% of the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s target net income for 2008 (as adjusted as described above) at the time of the initial public offering, then 25% of each named executive officer’s target number of awards would have performance-vested. All awards would have been forfeited if the applicable percentage had been less than 80%. The maximum percentage of awards that could have performance-vested was 175% of each named executive officer’s target number awards, which percentage would have been achieved if the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s actual audited net income for 2008 (as adjusted as described above) had been 120% or more of the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s target net income for 2008 (as adjusted as described above) at the time of the initial public offering.

Since the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s actual audited net income for 2008 (as adjusted as described above) is $335,534,000, which is 97.56% of the sum of American Water’s actual audited net income for 2007 (as adjusted as described above) and American Water’s target net income for 2008 (as adjusted as described above) at the time of the initial public offering, 90.85% of each named executive officer’s target number of the first grant of stock options and restricted stock units performance-vested based on the payout curve used for the plan.

With respect to the second grant of awards, the number of awards that become exercisable and vest will be determined in the same manner as described above, except that the relevant comparison will be (1) the sum of American Water’s actual audited net income for 2008 (as adjusted as described above) and American Water’s actual audited net income for 2009 (as adjusted as described above) to (2) the sum of American Water’s target net income for 2008 (as adjusted as described above) at the time of the initial public offering and American Water’s target net income for 2009 (as adjusted as described above) at the time of the initial public offering.

The number of stock options and restricted stock units initially granted at the time of the initial public offering were determined by RWE based on its goals for our 2007, 2008 and 2009 net income.

Options to purchase a total of 2,077,814 shares of common stock, 89,921 restricted stock awards and 269,254 restricted stock units were granted to employees and non-employee directors in connection with our initial public offering. Of this total, the following named executive officers received the following numbers of options and restricted stock units (named executive officers did not receive restricted stock awards):

Named Executive Officer	Options (first grant)	Options (second grant)	Restricted Stock Units (first grant)	Restricted Stock Units (second grant)
Donald L. Correll	154,241	210,433	19,561	27,666
Ellen C. Wolf	120,939	131,999	15,338	17,354
John S. Young	107,502	117,333	13,634	15,426
Walter J. Lynch	35,736	69,340	4,532	9,116
Terry L. Gloriod	32,366	35,326	4,105	4,644

For the second grant of awards, we have not yet determined whether, and the extent to which, the compensation committee will be able to exercise discretion to cause to vest fewer or more awards than would vest based on the mechanisms described above, or to cause awards to vest absent attainment of the relevant performance goals. No such discretion was exercised with respect to the first grant.

On the service-vesting date or shortly thereafter, subject to the service and performance conditions having been met, the restricted stock units will be converted into an equivalent number of shares of American Water common stock, and the stock options will become exercisable. If any dividends are declared with respect to American Water common stock during the vesting period, American Water will credit dividend equivalents with respect to the restricted stock units, and participants will receive cash equal to the value of the dividend equivalents that accumulate with respect to any of their restricted stock units that are not forfeited. Awards will generally be forfeited upon a termination of employment prior to vesting. Awards will fully time-vest upon death or disability, but will remain subject to performance conditions until the end of the performance cycle. Awards will time-vest on a prorated basis upon retirement, but will remain subject to performance conditions until the end of the performance cycle. If a change in control occurs, awards will vest based on actual performance through the most recent reporting period prior to the change in control.

Executives will be required to hold 50% of the shares underlying their awards in order to comply with minimum ownership requirements, which are set at 300% of base salary for Mr. Correll, 200% of base salary for Ms. Wolf and Mr. Young, and 100% of base salary for other senior management positions, including those of Mr. Lynch and Mr. Gloriod.

Employee Stock Purchase Plan

American Water has established an employee stock purchase plan in order to more closely align our employees’ goals with those of our stockholders. The plan allows certain employees to purchase shares of American Water’s common stock at a discount of 10% from the lower of the prevailing market price on the first day and the prevailing market price on the last day of each purchase period.

Tax and Accounting Consequences

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to certain of our named executive officers, unless certain specific and detailed criteria are satisfied. We will seek to maintain flexibility to compensate our executives in a manner designed to promote our corporate goals, and therefore we have not adopted a policy requiring all compensation to be deductible. However, from time to time, we intend to monitor whether it might be in our interest to structure our compensation programs to satisfy the requirements of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2008 and this proxy statement for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted,

George MacKenzie (Chair)

Martha Clark Goss

William J. Marrazzo

Dr. Rolf Pohlig was a member of the compensation committee throughout 2008, and until March 20, 2009. Dr. Pohlig participated in the activities of the compensation committee as described above in the Compensation Committee Report.

EXECUTIVE COMPENSATION

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(7)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(10)	All Other Compensation ($)(11)	Total ($)
Donald L. Correll	2008	$582,211	$339,900	$147,480	$230,941	$1,351,092	$—	$252,178	$2,903,802
President and Chief Executive Officer(1)	2007	$562,059	$—	$—	$—	$457,415	$—	$82,843	$1,102,317

Ellen C. Wolf	2008	$475,558	$278,100	$101,131	$164,537	$910,950	$8,650	$106,403	$2,045,329
Senior Vice President and Chief Financial Officer(2)	2007	$459,865	$—	$—	$—	$238,587	$—	$66,578	$765,030

John S. Young	2008	$422,961	$247,200	$89,892	$146,256	$769,218	$550,153	$17,481	$2,243,161
President, American Water Services and President, American Water Works Service Company(3)	2007	$408,771	$—	$226,486	$—	$206,927	$208,700	$26,183	$1,077,067

Walter J. Lynch	2008	$394,346	$131,250	$43,228	$63,826	$557,850	$68,437	$15,743	$1,274,680
President of Regulated Operations(4)	2007	$318,769	$—	$209,911	$—	$138,698	$22,197	$17,761	$707,336

Terry L. Gloriod	2008	$323,942	$118,875	$27,062	$44,034	$439,847	$484,907	$16,161	$1,454,828
President, Missouri American Water Company(5)

(1)	Mr. Correll has served as our President and Chief Executive Officer since April 17, 2006.

(2)	Ms. Wolf has served as our Senior Vice President and Chief Financial Officer since March 1, 2006.

(3)	Mr. Young has served as the President of American Water Services since July 28, 2008 and the President of American Water Works Service Company since February 1, 2006 (Mr. Young was our Chief Operating Officer from October 1, 2005 to July 27, 2008).

(4)	Mr. Lynch has served as our President of Regulated Operations since July 28, 2008 (prior to that date Mr. Lynch was Executive Vice President, Eastern Division).

(5)	Mr. Gloriod has served as President of Missouri American Water Company since July 1, 2008 (prior to that date Mr. Gloriod was President of the Central Region).

(6)	The amounts shown in this column represent the discretionary portion of the completion bonus payable to each named executive officer in connection with our initial public offering. This portion was payable at the discretion of RWE, based on each executive’s leadership and support in positively marketing the business and preparing for our initial public offering, and therefore is considered a bonus award disclosable in this column pursuant to rules of the Securities and Exchange Commission. The other portion of each named executive officer’s completion bonus, which was equal to 50% of each named executive officer’s base salary, was payable based solely on the consummation of the initial public offering, and therefore is considered a plan-based award pursuant to rules of the Securities and Exchange Commission and is disclosed in the “Non-Equity Incentive Plan Compensation” column.

(7)	The amounts shown in the 2007 rows under this column reflect awards granted by RWE to our named executive officers under the Beat program in prior years: 2004 Thames Water/RWE long-term incentive awards and 2005-2007 RWE long-term incentive awards, both of which were payable based on the performance of RWE. The values in the table for the 2004 Thames Water/RWE long-term incentive awards and for the 2005-2007 RWE long-term incentive awards reflect the Company’s 2007 compensation cost for such awards computed in accordance with Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment”, which we refer to as SFAS 123(R). The amounts shown in the 2008 rows under this column reflect the performance-based restricted stock unit awards granted to the named executive officers in connection with our initial public offering. The amounts disclosed represent the Company’s 2008 compensation cost recorded in our financial statements for such awards in accordance with SFAS 123(R). Compensation cost for stock awards is recorded ratably over the vesting period using the grant-date fair values. In addition, compensation cost for performance-based awards is evaluated at the end of each reporting period and may be adjusted for changes in performance. A portion of the compensation cost related to the restricted stock unit awards was recorded in 2007, in connection with contingent cash awards that would have been payable to the named executive officers in lieu of the restricted stock unit awards had the initial public offering not occurred by December 31, 2009. See Note 9: Stockholders’ Equity in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K filed on February 27, 2009 for the assumptions that were made in determining SFAS 123(R) values of the performance-based restricted stock unit awards. Pursuant to Securities and Exchange Commission rules, the amounts disclosed for stock awards must exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of stock awards by the named executive officers during 2007 or 2008. For further information about these awards, see “—Compensation Discussion and Analysis—Omnibus Equity Compensation Plan.”

(8)	The amounts shown in the 2008 rows under this column reflect the performance-based stock options granted to the named executive officers in connection with our initial public offering. The amounts disclosed represent the Company’s 2008 compensation cost recorded in our financial statements for such awards in accordance with SFAS 123(R). Compensation cost for option awards is recorded ratably over the vesting period using the grant-date fair values as determined by the Black-Scholes Option Pricing model. In addition, compensation cost for performance-based awards is evaluated at the end of each reporting period and may be adjusted for changes in performance. See Note 9: Stockholders’ Equity in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K filed on February 27, 2009 for the assumptions that were made in determining SFAS 123(R) values of the performance-based stock options. Pursuant to Securities and Exchange Commission rules, the amounts disclosed for option awards must exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of option awards by the named executive officers during 2008. For further information about these awards, see “—Compensation Discussion and Analysis—Omnibus Equity Compensation Plan.”

(9)	The amounts shown in this column for 2007 represent payments for 2007 performance under our annual incentive plan made in March 2008. The amounts shown in this column for 2008 represent (i) the portion of each named executive officer’s completion bonus equal to 50% of base salary, which was payable based solely on the consummation of our initial public offering (see footnote (6) above), (ii) retention bonuses paid to the named executive officers in connection with our initial public offering and (iii) payments for 2008 performance under our annual incentive plan which were paid on March 11, 2009. For further information on the completion and retention bonuses and the annual incentive plan, see “Compensation Discussion and Analysis—Transaction-related Bonuses.”

(10)	The amounts shown in this column for 2007 and 2008 reflect the aggregate changes in the actuarial present values of the named executive officers’ accumulated benefits under our qualified and nonqualified defined benefit pension plans from the pension plan measurement date used for our audited financial statements for 2006 or 2007, respectively, to the pension plan measurement date used for our audited financial statements for 2007 or 2008, respectively. For further information on the pension plans, see “2008 Pension Benefits,” below. Because there were no above-market earnings on the named executive officers’ deferred compensation in 2007 or 2008, no amounts of deferred compensation are required to be shown in this column, pursuant to rules of the Securities and Exchange Commission.

(11)	The following table shows the components of the amounts listed in the 2008 “All Other Compensation” column for each named executive officer:

Name	401(k) Company Match ($)	401(k) Defined Contribution Account ($)(a)	Company Contributions to Deferred Compensation Plan ($)(b)	Executive Physicals and Associated Travel ($)	Vehicle Allowance ($)	Relocation ($)	Company- Paid Life Insurance Premiums ($)	Other Perquisites ($)(c)	Total ($)
Donald L. Correll	$9,200	$12,075	$112,615	$6,587	$18,000	$90,000	$480	$3,221	$252,178
Ellen C. Wolf	$9,200	$12,075	$65,984	$2,557	$14,400	$—	$480	$1,707	$106,403
John S. Young	$2,577	$—	$4,824	$—	$9,600	$—	$480	$—	$17,481
Walter J. Lynch	$2,154	$—	$4,109	$—	$9,000	$—	$480	$—	$15,743
Terry L. Gloriod	$4,932	$—	$2,349	$—	$8,400	$—	$480	$—	$16,161

(a)	The Defined Contribution Account is an account in our 401(k) plan to which American Water contributes 5.25% of each eligible employee’s total cash compensation (which includes base pay and annual incentive plan payouts), subject to limits on compensation that may be taken into account pursuant to Section 401(a)(17) of the Internal Revenue Code. Only employees hired on or after January 1, 2006 are eligible for this contribution.

(b)	The amounts in this column represent matching and other annual contributions that the Company has made to the named executive officers’ accounts in our deferred compensation plan. For further information on this plan, please see “2008 Nonqualified Deferred Compensation” below.

(c)	The amounts in this column represent costs associated with travel by spouses of the named executive officers to business events. In addition, the Company maintains season tickets for certain sporting events for the purpose of business entertainment. On one occasion in 2008, Mr. Correll’s family members made personal use of such tickets at no incremental cost to the Company.

2008 Grants of Plan-Based Awards

The following table provides certain information regarding plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald L. Correll
Annual Incentive Plan		$470,400	$663,264
Options (first grant)	4/22/08			22,035	88,138	154,241	$21.50	$338,450
Options (second grant)	4/22/08			30,062	120,247	210,433	$21.50	$503,835
Restricted Stock Units (first grant)	4/22/08			2,795	11,178	19,561		$240,327
Restricted Stock Units (second grant)	4/22/08			3,952	15,809	27,666		$339,894

Ellen C. Wolf
Annual Incentive Plan		$240,000	$324,000
Options (first grant)	4/22/08			58,742	69,108	120,939	$21.50	$265,375
Options (second grant)	4/22/08			18,857	75,428	131,999	$21.50	$316,043
Restricted Stock Units (first grant)	4/22/08			2,191	8,765	15,338		$188,448
Restricted Stock Units (second grant)	4/22/08			2,479	9,917	17,354		$213,216

John S. Young
Annual Incentive Plan		$213,500	$288,225
Options (first grant)	4/22/08			15,358	61,430	107,502	$21.50	$235,891
Options (second grant)	4/22/08			16,762	67,047	117,333	$21.50	$280,927
Restricted Stock Units (first grant)	4/22/08			1,948	7,791	13,634		$167,507
Restricted Stock Units (second grant)	4/22/08			2,204	8,815	15,426		$189,523

Walter J. Lynch
Annual Incentive Plan		$225,000	$310,500
Options (first grant)	4/22/08			5,105	20,421	35,736	$21.50	$78,417
Options (second grant)	4/22/08			9,906	39,623	69,340	$21.50	$166,020
Restricted Stock Units (first grant)	4/22/08			648	2,590	4,532		$55,685
Restricted Stock Units (second grant)	4/22/08			1,302	5,209	9,116		$111,994

Terry L. Gloriod
Annual Incentive Plan		$130,600	$180,228
Options (first grant)	4/22/08			4,624	18,495	32,366	$21.50	$71,021
Options (second grant)	4/22/08			5,047	20,186	35,326	$21.50	$84,579
Restricted Stock Units (first grant)	4/22/08			587	2,346	4,105		$50,439
Restricted Stock Units (second grant)	4/22/08			664	2,654	4,644		$57,061

(1)	These columns represent target and maximum annual incentive plan payouts. The payments that were made under the plan for 2008 performance are shown in the “2008 Summary Compensation Table.” For further information on the annual incentive plan, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation.”

(2)	These columns represent performance-based stock options and restricted stock units granted in connection with our initial public offering. For further information about these awards, see “Compensation Discussion and Analysis—Omnibus Equity Compensation Plan.”

(3)	The exercise price of the stock options reported in this table, which were granted on the date that we priced our initial public offering, is equal to the initial public offering price to the public of a share of our common stock. There was no actual closing price on such date because our shares did not commence trading on the NYSE until the following day.

(4)	This column represents the grant date fair values of the stock options and restricted stock units determined in accordance with SFAS 123(R), but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by Securities and Exchange Commission rules. See footnotes (7) and (8) to the “2008 Summary Compensation Table” for a discussion of the fair value calculations for options and restricted stock units.

Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table

Employment Agreements

Below are descriptions of the material terms of our employment agreements with Mr. Correll and Ms. Wolf. None of the other named executive officers are parties to employment agreements. For further information on the items included in the “2008 Grants of Plan-Based Awards” table, see “Compensation Discussion and Analysis.”

Donald L. Correll. Mr. Correll entered into an employment letter agreement with American Water, dated March 10, 2006, and restated as of February 15, 2008. Under the agreement, Mr. Correll serves as our President and Chief Executive Officer, and as a member of our board of directors. The agreement provides for Mr. Correll’s annual base salary of $566,500 (which has since been increased, as described under “Compensation Discussion and Analysis—Elements of Compensation—Base Salary”) and his participation in the annual incentive plan. The agreement also provided for Mr. Correll’s retention and completion bonuses and provides for his participation in American Water’s 2007 Omnibus Equity Compensation Plan with an equity target award of 120% of his base salary. The agreement also provides for Mr. Correll’s participation in the Company’s deferred compensation, retirement and benefit plans. The agreement also provides that Mr. Correll will receive $1,500 per month as an auto allowance.

The agreement provides for certain relocation benefits for Mr. Correll. The Company has agreed to pay Mr. Correll a living allowance of $10,000 per month, up to a maximum of $250,000, to cover living expenses incurred by him as a result of his maintaining a residence in the Voorhees, New Jersey/Philadelphia, Pennsylvania area. The living allowance will cease if Mr. Correll closes on the sale of his primary residence by April 28, 2009, in which case he will be entitled to a one-time relocation allowance in the amount of $350,000, reduced by any monthly living allowance payments he received.

The agreement provides that in the event the Company terminates Mr. Correll’s employment other than for cause, Mr. Correll will be provided with at least six months prior written notice and will be covered under our executive severance policy. The amounts Mr. Correll is entitled to receive under the severance policy are described below under “Potential Payments on Termination or Change in Control.”

Ellen C. Wolf. Ms. Wolf entered into an employment letter agreement with American Water dated December 29, 2005, and restated as of February 15, 2008. Under the agreement, Ms. Wolf serves as our Senior Vice President and Chief Financial Officer. The agreement provides for Ms. Wolf’s annual base salary of $463,500 (which has since been increased, as described under “Compensation Discussion and Analysis—Elements of Compensation—Base Salary”) and her participation in the annual incentive plan. The agreement also provided for Ms. Wolf’s retention and completion bonuses and provides for her participation in

American Water’s 2007 Omnibus Equity Compensation Plan with an equity target award of 115% of her base salary. In addition, Ms. Wolf is eligible to participate in the Company’s deferred compensation, retirement and benefit plans. The agreement also provides that Ms. Wolf will receive $1,200 per month as an auto allowance.

Ms. Wolf’s employment letter agreement provides that if we terminate Ms. Wolf’s employment other than for cause (as determined in our sole discretion), or if Ms. Wolf terminates her employment for “good reason” (as described below), she will be deemed to have fully vested in all her benefits under the 2007 Omnibus Equity Compensation Plan and the deferred compensation plan so long as such vesting is permitted by applicable law. “Good reason” is defined as (i) a diminishment in Ms. Wolf’s authority that is substantially and materially inconsistent with her position as Senior Vice President and Chief Financial Officer of a public company or (ii) the assignment to Ms. Wolf of duties that are substantially and materially inconsistent with her position as Senior Vice President and Chief Financial Officer of a public company.

2008 Outstanding Equity Awards at Fiscal Year-End

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)
Donald L. Correll	4/22/08 (first grant)	80,073	—	$21.50	12/31/13	10,155	$212,036	—	—
	4/22/08 (second grant)	—	120,247	$21.50	12/31/14	—	—	15,809	$330,092

Ellen C. Wolf	4/22/08 (first grant)	62,785	—	$21.50	12/31/13	7,963	$166,267	—	—
	4/22/08 (second grant)	—	75,428	$21.50	12/31/14	—	—	9,917	$207,067

John S. Young	4/22/08 (first grant)	55,809	—	$21.50	12/31/13	7,078	$147,789	—	—
	4/22/08 (second grant)	—	67,047	$21.50	12/31/14	—	—	8,815	$184,057

Walter J. Lynch	4/22/08 (first grant)	18,552	—	$21.50	12/31/13	2,353	$49,131	—	—
	4/22/08 (second grant)	—	39,623	$21.50	12/31/14	—	—	5,209	$108,764

Terry L. Gloriod	4/22/08 (first grant)	16,803	—	$21.50	12/31/13	2,131	$44,495	—	—
	4/22/08 (second grant)	—	20,186	$21.50	12/31/14	—	—	2,654	$55,416

(1)	This column represents performance-based stock options granted in connection with our initial public offering that have performance-vested based on the Company’s 2007 and 2008 audited net income, as described under “Compensation Discussion and Analysis—Omnibus Equity Compensation Plan.” The awards disclosed in this column will time-vest on January 1, 2010, subject to continued employment through such date.

(2)

This column represents performance-based stock options granted in connection with our initial public offering that will performance-vest based on the Company’s 2008 and 2009 audited net income, as described under “Compensation

Discussion and Analysis—Omnibus Equity Compensation Plan,” and that will time-vest on January 1, 2011, subject to continued employment through such date. Since the performance period for such awards is ongoing, the numbers of shares disclosed represent the target numbers that will vest.

(3)	This column represents performance-based restricted stock units granted in connection with our initial public offering that have performance-vested based on the Company’s 2007 and 2008 audited net income, as described under “Compensation Discussion and Analysis—Omnibus Equity Compensation Plan.” The awards disclosed in this column will time-vest on January 1, 2010, subject to continued employment through such date.

(4)	The market values of the awards described in footnote 3 is based on the $20.88 closing price of our common stock on December 31, 2008, as reported by the NYSE.

(5)	This column represents performance-based restricted stock units granted in connection with our initial public offering that will performance-vest based on the Company’s 2008 and 2009 audited net income, as described under “Compensation Discussion and Analysis—Omnibus Equity Compensation Plan,” and that will time-vest on January 1, 2011, subject to continued employment through such date. Since the performance period for such awards is ongoing, the numbers of shares disclosed represent the target numbers that will vest.

(6)	The market values of the awards described in footnote 5 is based on the $20.88 closing price of our common stock on December 31, 2008, as reported by the NYSE.

2008 Pension Benefits

Name(1)	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Ellen C. Wolf(3)	American Water Works Company, Inc. Pension Plan(4)	4.52	$104,475
John S. Young	American Water Works Company, Inc. Executive Retirement Plan(5)	31.33	$1,072,204
	American Water Works Company, Inc. Pension Plan(4)	31.33	$984,806
Walter J. Lynch	American Water Works Company, Inc. Executive Retirement Plan(5)	4.03	$73,826
	American Water Works Company, Inc. Pension Plan(4)	4.03	$66,964
Terry L. Gloriod	American Water Works Company, Inc. Executive Retirement Plan(5)	39.50	$2,176,375
	American Water Works Company, Inc. Pension Plan(4)	39.50	$1,126,305

(1)	Since Mr. Correll was hired after 2005, he does not participate in any of our defined benefit pension plans.

(2)

Amounts shown reflect the present value of the accumulated benefit of each named executive officer as of December 31, 2008. All amounts for the pension plans were determined using the same interest and mortality assumptions as those used for financial reporting purposes. The following assumptions were used to calculate pension values at the following measurement dates: 2007 (for purposes of the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “2008 Summary Compensation Table”)—discount rate of 6.27%, lump sum conversion rate of 5.27% and mortality based on the Society of Actuaries’ RP 2000 sex distinct tables projected to 2015 with no collar adjustment for discounting annuity payments and the 1994 Group Annuity Reserving unisex static table for calculating lump sums, and 2008 (for purposes of this table and the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “2008 Summary Compensation Table”)—discount rate of 6.12% and an assumed interest basis for calculating lump sums that reflects the change to Section 417 of the Internal Revenue Code made by the Pension Protection Act of 2006, including the phase-in for any lump-sum payments assumed to commence during the period between 2009 and 2011, and mortality based on the Society of Actuaries’ RP 2000 sex distinct tables projected to 2015 with no collar adjustment for discounting annuity payments and the Society of Actuaries’ RP 2000 unisex static table for calculating lump sums as prescribed by Section 417 of the Internal Revenue Code for years after 2007.

(3)	Ms. Wolf is entitled to receive a benefit from the American Water Works Company, Inc. Pension Plan, which we refer to as the AWWPP (described in footnote (4)), attributable to her prior period of employment from May 24, 1999 through December 1, 2003. This benefit is payable as a life annuity beginning at age 65. The fixed annual benefit amount of $17,748 will not increase or be affected in any way by Ms. Wolf’s current period of employment.

(4)	The AWWPP is a qualified pension plan that provides for a pension benefit equal to 1.6% of final average pay multiplied by years of service. Final average pay is defined for purposes of the plan as the average sum of base pay plus annual incentive payout for the highest 60 months out of the final 120 months of employment. For executives hired prior to July 1, 2001, a grandfathered benefit is provided. Normal retirement is defined as age 65, and early retirement eligibility is satisfied when an employee’s age is at least 55 and the employee has attained a service requirement that varies based on whether the employee is in a grandfathered group and, if so, the location of such group. Benefits vest in the AWWPP upon completion of five years of service. All the named executive officers who participate in the plan are vested in their pension benefits. The normal form of payment is a single life annuity for single participants and a 50% joint and survivor annuity for married participants. The 50% joint and survivor annuity benefit amount is determined to be actuarially equivalent to the single life annuity amount. There is a reduction in benefits for early retirement for participants other than those who retire at age 62 or older with specified service levels, such as 20 years of service for someone who is age 62. No payments were made under the AWWPP to the named executive officers in 2008.

(5)	The American Water Works Company, Inc. Executive Retirement Plan, which we refer to as the ERP, is a nonqualified defined benefit pension plan that provides benefits under the same formula as the AWWPP, but without the pay and benefit payment limitations that are applicable to the AWWPP under the Internal Revenue Code. The ERP also provides a minimum benefit in accordance with provisions of former executive retirement plans that American Water sponsored, the American Water Works Company, Inc., Supplemental Retirement Plan, which we refer to as the SRP, and the National Enterprises, Inc. (NEI) Supplemental Pension Plan. Executives who were participants in either of these nonqualified pension plans are entitled to the greater of the benefits determined pursuant to the restoration formula under the ERP and the benefits determined pursuant to their respective prior nonqualified plan formulas. Mr. Young participated in the former SRP. Mr. Lynch participates in the restoration provisions of the ERP. Mr. Gloriod participated in the former NEI Supplemental Pension Plan. Benefits vest in the ERP upon completion of five years of service. In addition, individuals who participated in the SRP became vested in their SRP benefits upon the acquisition of American Water by RWE. All the named executive officers who participate in a nonqualified plan are vested in their nonqualified pension benefits. Upon retirement, nonqualified plan benefits are payable as lump sums unless the participant has elected an alternate form of payment pursuant to the Internal Revenue Code regulations under Section 409A. Mr. Young and Mr. Gloriod have elected to receive their ERP benefits as annuities following retirement and Mr. Lynch will receive his benefits as a lump sum. Upon voluntary termination of employment prior to eligibility for early or normal retirement, nonqualified benefits are payable as deferred (to age 65) annuities or lump sum equivalents of such deferred annuities. All nonqualified plan lump sums are calculated as the present value of deferred or immediate single life annuities, except that since Mr. Gloriod is entitled to receive, per the ERP, a 50% joint and survivor benefit equal to the life annuity value without adjustment for actuarial equivalence, his lump sum calculation incorporates the subsidized value of this entitlement. No payments were made under the ERP to the named executive officers in 2008.

For further information on American Water’s defined benefit pension plans, see “Potential Payments on Termination or Change in Control,” below.

2008 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(3)	Registrant Contributions in Last Fiscal Year ($)(4)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(5)
Donald L. Correll(1)	$158,002	$112,615	$(28,364)	$296,879
Ellen C. Wolf(1)	$34,347	$65,984	$364	$146,814
John S. Young(1)	$20,356	$4,824	$(6,894)	$27,662
Walter J. Lynch(1)	$80,208	$4,109	$(7,697)	$80,520
Terry L. Gloriod(1)	$142,103	$2,349	$(3,981)	$144,962
(2)	—	—	$74,513	$1,844,794

(1)	All the named executive officers participate in the Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries. Different groups of employees participate in different portions of our deferred compensation plan. For the named executive officers, the deferred compensation plan permits the deferral of up to 20% of base salary and up to 100% of bonus each year on a tax-favored basis. It also provides for annual matching contributions determined by the following formula for named executive officers hired on or after January 1, 2006 (Mr. Correll and Ms. Wolf): (a) the sum of (i) 100% of a participant’s voluntary deferrals for the year, up to a maximum of 3% of the sum of the participant’s base salary and bonus and (ii) 50% of a participant’s voluntary deferrals for the year, up to a maximum of the next 2% of the sum of the participant’s base salary and bonus, less (b) the maximum amount of matching contributions that the participant is eligible to receive under the 401(k) plan for the year. For named executive officers hired before January 1, 2006 (Mr. Young, Mr. Lynch and Mr. Gloriod), the matching contribution formula is: (a) 50% of a participant’s base salary deferrals for the year, up to a maximum of 5% of the participant’s base salary, less (b) the maximum amount of matching contributions that the participant is eligible to receive under the 401(k) plan for the year. In addition, the Company makes additional annual contributions for named executive officers hired on or after January 1, 2006, equal to the sum of (a) 5.25% of the participant’s base salary in excess of the dollar limitation in effect under Section 401(a)(17) of the Internal Revenue Code with respect to the year and (b) 5.25% of the participant’s bonus. The Company also made a one-time contribution to the accounts of named executive officers hired on or after January 1, 2006, equal in value to the amount of the Company contribution that would have been contributed to the plan pursuant to the formula in the preceding sentence for the period between the later of January 1, 2006 and the date the officer qualified for the plan, and December 31, 2007, plus an additional amount to reflect an assumed rate of earnings on such contribution. Participants’ deferred compensation accounts are credited with returns in accordance with the deemed investment options elected by the participant. Participants are immediately vested in all contributions to the plan, except for the 5.25% annual contributions made for Mr. Correll and Ms. Wolf, which vest at the earliest of (i) completion of five years of service, (ii) attainment of age 65, (iii) death, (iv) a change in control and, for Ms. Wolf, (v) termination of employment by the Company without cause or by Ms. Wolf for “good reason,” as described under “Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table.” Participants may elect to receive their account balances at any of the following times: (i) separation from service, (ii) a specified distribution date, (iii) the earlier of separation from service or a specified distribution date or (iv) the later of separation from service or a specified distribution date, and may elect any of the following forms for distribution of their accounts: (i) lump sum or (ii) annual installments paid over a period of between two and 10 years. None of the named executive officers had any withdrawals or distributions from the plan in 2008.

(2)

Mr. Gloriod is also a participant in the American Water Works Company, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2001), which is an unfunded frozen plan. The plan permitted eligible employees to defer compensation or awards which may have been in the form of cash, stock, stock-denominated awards, long-term awards, shares issuable on stock option exercise and compensation payable under other plans. The plan has hypothetical investment vehicles. Mr. Gloriod has elected a ten year annual installment distribution at retirement and/or termination.

(3)	The following amounts in this column are also reported as compensation to the named executive officers in the “2008 Summary Compensation Table” in the following columns:

Named Executive Officer	Salary	Non-Equity Incentive Plan Compensation
Mr. Correll	$56,042	$101,959
Ms. Wolf	$22,887	$11,460
Mr. Young	$20,356	—
Mr. Lynch	$38,088	$42,120
Mr. Gloriod	$61,131	$80,972

(4)	The amounts in this column are also reported as compensation to the named executive officers in the “2008 Summary Compensation Table” in the “All Other Compensation” column.

(5)	The following amounts in this column were reported as 2007 compensation to the named executive officers in the “All Other Compensation” column of our “2008 Summary Compensation Table”.

Named Executive Officer	Amount
Mr. Correll	$38,109
Ms. Wolf	$30,885
Mr. Young	$4,594
Mr. Lynch	$2,200

Potential Payments on Termination or Change in Control

This section describes the potential payments that would have been made to the named executive officers upon various types of terminations of employment or a change in control of American Water on December 31, 2008.

Executive Severance Policy. Our executive severance policy provides severance benefits to executives whose employment is involuntarily terminated by American Water for reasons other than cause. The determination of whether an executive’s employment is terminated for cause will be made at the sole discretion of the board of directors of American Water. Under the policy, eligible executives will receive 12 or, in the case of Mr. Correll, 18, months of their base salary, in the form of base salary continuation. Executives are also entitled to receive a prorated annual incentive payment upon a termination under the executive severance policy. They are entitled to continued health, dental and vision coverage based on their years of service, in the amount of eight weeks of coverage for less than five years of service, 12 weeks of coverage for at least five years but less than 10 years of service and 16 weeks of coverage for 10 or more years of service. They are also entitled to life insurance coverage and continued participation in the employee assistance plan for the number of months of their severance benefits, as well as 12 months of outplacement services. As explained in “Compensation Discussion and Analysis—Elements of Compensation—Executive Severance Policy,” we decided upon the number of months of salary to be paid as severance based on surveys that Towers Perrin has done and its general industry experience. In order to receive severance benefits under the executive severance policy, an executive must sign a release and waiver of any claims against American Water and agree to certain restrictive covenants. Severance benefits payable under the severance policy will be offset and reduced by any other severance benefits payable under any employment agreement or otherwise.

Deferred Compensation Plans. Our deferred compensation plan for employees is described above under “2008 Nonqualified Deferred Compensation.” This section describes the payments that would be made under that plan upon various types of termination. Since employees are immediately vested in all contributions to the plan other than our annual 5.25% contributions, they would receive their full account balances, less the portion of their balances attributable to such 5.25% contributions, upon any termination of employment other than for cause. Since participants do not vest in our 5.25% contributions until completion of five years of service, attainment of age 65, change in control or death, participants whose employment terminates before any such events would not receive amounts attributable to such contributions, and participants whose employment terminates after any such events would receive such amounts. However, Ms. Wolf’s employment agreement provides that she will vest in her deferred compensation benefits upon a termination of employment by the Company without cause or by her for “good reason,” as described above under “Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table.” Upon a termination for cause, all of our contributions to the deferred compensation plan would be forfeited by the participants. Payments of vested amounts will be made at the time and in the form elected by the participant, except that a lump-sum distribution of vested amounts will be paid upon death. Amounts shown in the table are the values each named executive officer would have been entitled to given a termination on December 31, 2008. Due to Section 409A of the Internal Revenue Code, actual commencement of these benefits would have likely been delayed six months from the date of termination.

Defined Benefit Plans. Our retirement plans are described above under “2008 Pension Benefits.” This section describes the payments that would be made under the retirement plans upon various types of termination of employment.

Voluntary termination—Despite being ineligible for retirement, Ms. Wolf and Mr. Lynch would have been entitled to benefits from the AWWPP and, in the case of Mr. Lynch, the ERP, upon voluntary termination at December 31, 2008. Ms. Wolf’s AWWPP benefit is payable as a single life annuity beginning at age 65. The life annuity benefit amount is $17,748. This benefit is not available as a lump sum. Mr. Lynch’s AWWPP benefit, payable as a 50% joint and survivor annuity at Mr. Lynch’s age 65, is $12,949. Mr. Lynch will receive his ERP benefits as a lump sum.

Retirement—At December 31, 2008, both Mr. Young and Mr. Gloriod were eligible for early retirement benefits from the AWWPP and the ERP. Unless participants otherwise elect, ERP benefits are payable as actuarially equivalent lump sums upon separation from service. Mr. Young’s AWWPP benefit, payable immediately upon his separation from service as a 66 2/3% joint and survivor annuity, is $89,863. Mr. Gloriod’s AWWPP benefit, payable as an immediate life annuity upon his retirement, is $126,245.

Involuntary termination without cause—Under the AWWPP and the nonqualified plan (in the case of Mr. Lynch), benefits payable upon a termination of employment without cause are in the same amount, have the same timing and are in the same form as those payable upon a voluntary termination for Ms. Wolf and Mr. Lynch. Benefits payable upon a termination of employment without cause are in the same amount, have the same timing and are in the same form as those payable upon early retirement for Mr. Young and Mr. Gloriod. Under the nonqualified plan, upon an involuntary termination without cause, Mr. Young, Mr. Lynch and Mr. Gloriod would receive an additional 12 months of service credit for purposes of measuring eligibility for vesting, pursuant to the executive severance policy; all of them were already vested in their benefits on December 31, 2008.

Involuntary termination without cause following a change in control—Upon an involuntary termination of employment without cause resulting from a change in control, nonqualified plan benefits may become vested at the discretion of our board of directors. However, all of the named executive officers who participate in the nonqualified plan were already vested in their benefits as of December 31, 2008. AWWPP and nonqualified plan benefits payable upon involuntary termination of employment without cause resulting from a change in control are in the same amount, have the same timing and are in the same form as those payable upon a voluntary termination for Ms. Wolf (with respect to the AWWPP only) and Mr. Lynch and upon early retirement for Mr. Young and Mr. Gloriod.

Termination for cause—In the case of termination for cause, benefits payable from the AWWPP and from the nonqualified plan are in the same amount, have the same timing and are in the same form as those payable upon a voluntary termination for Ms. Wolf and Mr. Lynch and upon early retirement for Mr. Young and Mr. Gloriod.

Disability—Benefits payable upon a termination of employment as a result of a disability are determined under the AWWPP and the nonqualified plan in the same manner as benefits payable upon early retirement for Mr. Young and Mr. Gloriod, except that disability benefits are payable immediately, without reduction for early commencement. AWWPP benefits are payable as annuities; nonqualified plan disability benefits are payable as lump sums unless the participant has elected an alternate form of payment. Mr. Young and Mr. Gloriod qualified for disability benefits on December 31, 2008; Mr. Lynch, who had not completed the required 10 years of service, and Ms. Wolf, who was not eligible due to her rehire status, did not qualify for disability benefits.

Death—If Mr. Young or Mr. Gloriod had died on December 31, 2008, their surviving spouses or named beneficiaries would have received lifetime annuities equal to the benefits that would have been payable from the AWWPP and lump sums of the benefits that would have been payable from the ERP, calculated as if the executives had retired on the date of death and elected a 100% joint and survivor annuity. The lump-sum value of the spouse’s ERP benefit is based on the spouse’s actual age at December 31, 2008. If Mr. Lynch had died on December 31, 2008, his surviving spouse or named beneficiary would have received benefits under the AWWPP and the ERP calculated as if he had survived to age 55, died on his 55th birthday and elected a 50% joint and survivor annuity. The benefit under the AWWPP would have been payable to Mr. Lynch as an annuity beginning at Mr. Lynch’s 55th birthday based on the age 55 early retirement factor, the age 55 50% joint and survivor factor (where the survivor’s age is what it would be on Mr. Lynch’s 55th birthday) and using service as of the date of death. The benefit under the ERP would have been paid to Mr. Lynch as the immediate lump-sum equivalent of an annuity determined in the same manner as under the AWWPP. Death benefits for Ms. Wolf’s surviving spouse or named beneficiary under the AWWPP would have been calculated as if she had retired on the date of death and elected a 50% joint and survivor annuity. The benefit under the AWWPP would have been payable as an annuity beginning at Ms. Wolf’s 55th birthday based on the age 55 early retirement factor, the age 55 50% joint and survivor factor (where the survivor’s age is what it would be on Ms. Wolf’s 55th birthday) and using service as of Ms. Wolf’s termination date in 2003. For purposes of reporting these benefits in the termination tables, we assumed that the named executive officers were all married with spouses the same ages as the participant.

Omnibus Equity Incentive Plan Awards. The performance-based stock options and restricted stock units granted in connection with our initial public offering are generally forfeited upon a termination of employment prior to vesting. However, Ms. Wolf’s employment agreement provides that her awards will fully time-vest upon a termination of employment by the Company without cause or by Ms. Wolf for “good reason”, as described above under “Narrative Disclosure to 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table.” In addition, all the named executive officers’ options and restricted stock units fully time-vest upon death or disability, and time-vest on a prorated basis upon retirement (based on the portion of the vesting period completed prior to retirement). In all of these cases, the awards remain subject to performance conditions through the end of the performance period. Since the performance period for the first grant of awards was completed by December 31, 2008, the actual values of the awards are shown in the table for the applicable columns. Since the performance period has not ended for the second grant of stock options and restricted stock units, we have assumed target performance for these awards for purposes of the applicable columns. (No values are shown for retirement because none of the named executive officers were eligible to retire on December 31, 2008 for purposes of the equity awards.) Upon a change in control, the stock options and restricted stock units vest based on actual performance through the most recent reporting period prior to the change in control. If a change in control had occurred on December 31, 2008, the awards would have vested based on actual performance through the reporting period ended December 31, 2008. We have based the equity award values in the change in control column below on actual performance as of December 31, 2008. For purposes of all these calculations, the price of a share of the Company’s common stock on the date of each triggering event was assumed to be $20.88, the closing price of the Company’s common stock on the NYSE on December 31, 2008. No values are shown in the table for stock options because all stock options were underwater on December 31, 2008 (the per share exercise prices were greater than $20.88). For restricted stock units, the value of accumulated dividends (and, for awards that remain subject to performance conditions through the end of the performance period, expected dividends for the remainder of the performance period) was included.

Quantifications of Potential Payments on Termination or Change in Control

The following table quantifies the potential payments and benefits to which the named executive officers would have been entitled upon a termination of employment or a change in control on December 31, 2008. The amounts shown in the table do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to non-union employees generally upon a termination of employment, including accrued salary and vacation pay, 401(k) plan benefits, continued health and welfare coverage following an involuntary termination of employment and coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA). Retirement-eligible employees would also be entitled to continued coverage under American Water’s retiree welfare benefit plans. All employees are also entitled to life insurance benefits of up to 1.5 times base salary, up to a maximum amount of $200,000, if death occurs while actively employed. The table also does not include the prorated annual incentive plan payments to which the named executive officers would have been entitled upon certain terminations under the severance policy since, on December 31, 2008, the full annual incentive plan payments, which are shown in the “2008 Summary Compensation Table”, were earned.

Potential Payments on Termination or Change in Control

Name	Benefit	Voluntary Termination	Early/ Normal Retirement	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination for Cause	Involuntary Termination without Cause following a Change in Control	Disability	Death	Change in Control(1)
Donald L. Correll	Cash severance	$—	$—	$1,352,400	$—	$—	$1,352,400	$—	$—	$—
	Outplacement services	$—	$—	$25,000	$—	$—	$—	$—	$—	$—
	Deferred compensation benefits	$94,483	$94,483	$94,483	$94,483	$—	$157,195	$94,483	$157,195	$157,195
	Life insurance and Employee Assistance Program	$—	$—	$748	$—	$—	$748	$—	$—	$—
	Restricted stock units	$—	$—	$—	$—	$—	$504,208	$565,161	$565,161	$504,208

	Total	$94,483	$94,483	$1,472,631	$94,483	$—	$2,014,551	$659,644	$722,356	$661,403

Ellen C. Wolf	Cash severance	$—	$—	$720,000	$—	$—	$720,000	$—	$—	$—
	Outplacement services	$—	$—	$25,000	$—	$—	$—	$—	$—	$—
	Deferred compensation benefits	$62,548	$62,548	$62,548	$62,548	$—	$114,153	$62,548	$114,153	$114,153
	Qualified pension benefits	$104,710	$—	$104,710	$104,710	$104,710	$104,710	$—	$43,514	$104,710
	Life insurance and Employee Assistance Program	$—	$—	$499	$—	$—	$499	$—	$—	$—
	Restricted stock units	$—	$—	$388,419	$388,419	$—	$350,183	$388,419	$388,419	$350,183

	Total	$167,258	$62,548	$1,301,176	$555,677	$104,710	$1,289,545	$450,967	$546,086	$569,046

John S. Young	Cash severance	$—	$—	$640,500	$—	$—	$640,500	$—	$—	$—
	Outplacement services	$—	$—	$25,000	$—	$—	$—	$—	$—	$—
	Deferred compensation benefits	$27,662	$27,662	$27,662	$27,662	$—	$27,662	$27,662	$27,662	$27,662
	Nonqualified pension benefits	$—	$1,348,762	$1,348,762	$1,348,762	$1,348,762	$1,348,762	$1,847,619	$1,202,740	$1,348,762
	Qualified pension benefits	$—	$1,238,822	$1,238,822	$1,238,822	$1,238,822	$1,238,822	$1,697,016	$1,118,348	$1,238,822
	Life insurance and Employee Assistance Program	$—	$—	$499	$—	$—	$499	$—	$—	$—
	Restricted stock units	$—	$—	$—	$—	$—	$311,263	$345,255	$345,255	$311,263

	Total	$27,662	$2,615,246	$3,281,245	$2,615,246	$2,587,584	$3,567,508	$3,917,552	$2,694,005	$2,926,509

Name	Benefit	Voluntary Termination		Early/ Normal Retirement		Involuntary Termination without Cause		Voluntary Termination for Good Reason		Involuntary Termination for Cause		Involuntary Termination without Cause following a Change in Control		Disability		Death		Change in Control(1)
Walter J. Lynch	Cash severance		$—		$—		$675,000		$—		$—		$675,000		$—		$—		$—
	Outplacement services		$—		$—		$25,000		$—		$—		$—		$—		$—		$—
	Deferred compensation benefits		$38,400		$38,400		$38,400		$38,400		$—		$38,400		$38,400		$38,400		$38,400
	Nonqualified pension benefits		$53,792		$—		$53,792		$53,792		$53,792		$53,792		$—		$48,074		$53,792
	Qualified pension benefits		$48,793		$—		$48,793		$48,793		$48,793		$48,793		$—		$21,453		$48,793
	Life insurance and Employee Assistance Program		$—		$—		$499		$—		$—		$499		$—		$—		$—
	Restricted stock units		$—		$—		$—		$—		$—		$145,002		$165,087		$165,087		$145,002

	Total		$140,985		$38,400		$841,484		$140,985		$102,585		$961,486		$203,487		$273,014		$285,987

Terry L. Gloriod	Cash severance		$—		$—		$457,100		$—		$—		$457,100		$—		$—		$—
	Outplacement services		$—		$—		$10,500		$—		$—		$—		$—		$—		$—
	Deferred compensation benefits(2)	$ $	63,990 1,844,794	$ $	63,990 1,844,794	$ $	63,990 1,844,794	$ $	63,990 1,844,794	$ $	__ 1,844,794	$ $	63,990 1,844,794	$ $	63,990 1,844,794	$ $	63,990 1,844,794	$ $	63,990 1,844,794
	Nonqualified pension benefits		$—		$2,116,875		$2,116,875		$2,116,875		$2,116,875		$2,116,875		$2,138,677		$2,138,677		$2,116,875
	Qualified pension benefits		$—		$1,434,296		$1,434,296		$1,434,296		$1,434,296		$1,434,296		$1,443,440		$1,279,579		$1,434,296
	Life insurance and Employee Assistance Program		$—		$—		$499		$—		$—		$499		$—		$—		$—
	Restricted stock units		$—		$—		$—		$—		$—		$93,716		$103,948		$103,948		$93,716

	Total		$1,908,784		$5,459,955		$5,928,054		$5,459,955		$5,395,965		$6,011,270		$5,594,849		$5,430,988		$5,553,671

(1)	Pension and deferred compensation amounts shown in this column assume a termination of employment (other than an involuntary termination for cause) following a change in control. Restricted stock unit amounts shown in this column are payable upon a change in control, without a termination of employment.

(2)	Mr. Gloriod is also a participant in the American Water Works Company, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2001), which is an unfunded frozen plan. The plan permitted eligible employees to defer compensation or awards which may have been in the form of cash, stock, stock-denominated awards, long-term awards, shares issuable on stock option exercise and compensation payable under other plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements Between RWE and American Water

This section provides a summary description of agreements between RWE and American Water relating to American Water’s relationship with RWE. These agreements include a separation agreement and a registration rights agreement.

American Water negotiated the separation agreement and registration rights agreement with RWE when it was a wholly-owned subsidiary of RWE. The terms of these agreements may be less favorable to American Water than those we could have obtained in arm’s length negotiations of similar agreements with unaffiliated third parties.

Separation Agreement

We entered into the separation agreement with RWE on April 28, 2008. The separation agreement addresses the key provisions relating to our separation from RWE. The separation agreement provides that American Water and RWE, subject to certain limited exceptions, are each responsible only for their own businesses and operations and any liabilities arising in connection therewith. Accordingly, the separation agreement provides, among other things, that:

•	subject to certain exceptions, American Water assumed all liabilities of RWE and its affiliates related to American Water’s business;

•

subject to certain exceptions, all agreements, arrangements, commitments or understandings between American Water and its affiliates, on the one hand, and RWE and its affiliates, on the other, have been terminated;

•	American Water and RWE release each other from certain pre-separation liabilities and will indemnify each other against certain liabilities;

•

American Water and RWE will provide each other with certain information and documents and, in particular, American Water will provide RWE with certain financial statements and reports, including specified quarterly and monthly reports, for so long as RWE holds specified percentages of voting power with respect American Water; and

•	American Water and RWE will cooperate with each other with respect to certain matters following the separation and, in particular, American Water will perform certain regulatory obligations of RWE.

Registration Rights Agreement

We entered into a Registration Rights Agreement with RWE, dated April 28, 2008. The registration rights agreement provides RWE with certain registration rights relating to the shares of our common stock held by RWE. The registration rights agreement provides RWE with priority in registering and selling its shares of the American Water’s stock in any future issuance and sale of stock by American Water, except that American Water will have the right to issue and sell an agreed amount of stock and equity units sufficient to meet American Water’s currently expected equity needs. Accordingly, the registration rights agreement provides that:

•	subject to certain restrictions and limitations, RWE may at any time require American Water at American Water’s own expense to register for offer and sale all or a portion of the shares held by RWE;

•

subject to certain restrictions and limitations, RWE may require American Water at American Water’s own expense to include all or a portion of the shares held by RWE under a registration statement to be filed by American Water;

•

other than with respect to an agreed amount of stock sufficient to meet American Water’s currently expected equity needs that may be issued and sold by American Water, American Water will not file any registration statement relating to the sale of American Water’s stock without RWE’s consent; and

•	American Water and RWE will indemnify each other against certain liabilities related to such registrations

Relationships and Transactions with Current or Former Officers of the Company

The Company maintains agreements with both public and private water providers for the purchase of water to supplement its water supply, particularly during periods of peak demand. Donald L. Correll, our President and Chief Executive Officer, was a Commissioner of the New Jersey Water Supply Authority until December 2008 The Company paid approximately $16.6 million in 2008 to the New Jersey Water Supply Authority for purchased water. The estimated minimum commitment to purchase water under this agreement is $15.4 million for 2009. Mr. Correll did not receive any compensation for his service as a Commissioner.

Procedure for Approval of Related Person Transactions

We have adopted a written procedure for approving and ratifying related person transactions. The procedure covers transactions or series of transactions between directors, nominees, executives and stockholders who own more than 5% of any class of voting securities and immediate family members of any such person described above and American Water where any of these classes of persons described above has a direct or indirect material interest.

Permission for a related person transaction may only be granted in writing in advance by the following:

•	the audit committee of the board of directors in the case of transactions involving officers, directors and/or employees in certain senior grade levels;

•	the ethics committee of the board of directors in the case of all other employees; or

•	in any case, the board of directors, acting through its disinterested members only.

Transactions involving compensation of executive officers are reviewed and, if appropriate, approved by the compensation committee of the board of directors (or a group of independent directors of the Company performing a similar function) in the manner specified in the charter of the compensation committee.

Before any related person transaction is permitted, the following factors are to be considered:

•	the related person’s interest in the transaction;

•	the dollar value of the amount involved in the transaction;

•	the dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction is to be undertaken in the ordinary course of business of American Water;

•	whether the transaction with the related person is proposed to be entered into on terms more favorable to American Water than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to American Water of, the transaction; and

•	any other information regarding the transaction or the related person that are material in light of the circumstances of the particular transaction.

Approval of a related person transaction will only be granted if it is determined that, under all of the circumstances, the transaction is in the best interests of American Water and only so long as those interests outweigh any negative effects that may arise from permitting it to occur.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of our Company’s financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for American Water’s internal controls and financial reporting process. PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm, is responsible for performing an independent audit of American Water’s consolidated financial statements and for issuing a report on these financial statements and, beginning in 2009, on the effectiveness of American Water’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s conversations with the Audit Committee concerning independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Martha Clark Goss (Chair)

George MacKenzie

William J. Marrazzo

Dr. Rolf Pohlig was a member of the audit committee throughout 2008, and until March 20, 2009. Dr. Pohlig participated in the activities of the audit committee as described above in the Audit Committee Report.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has the responsibility to approve in advance all audit and permitted non-audit services performed by its independent registered public accounting firm. As allowed by applicable law, the audit committee has delegated to its Chair the authority to grant pre-approval of audit and permitted non-audit services provided by its independent registered public accounting firm and associated fees up to a maximum of $20,000 per service provided and $50,000 in the aggregate per annum. The Chair of the audit committee reports any pre-approval of these services to the full audit committee at its next regularly scheduled meeting following the pre-approval.

The following table presents fees paid to PricewaterhouseCoopers LLP for professional services rendered with respect to 2008 and 2007.

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees(1)	$4,054,539	$4,501,715
Audit-Related Fees(2)	560,000	157,921
Tax Fees(3)	104,545	58,080
All Other Fees(4)	6,297	1,605

Total	$4,725,381	$4,719,321

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim financial statements included on our quarterly reports on Form 10-Q, audits of the Company’s subsidiaries and services in connection with comfort letters, consents and procedures related to documents filed with the Securities and Exchange Commission.

(2)	Represents fees for professional services provided in connection with employee benefit plans, due diligence reviews related to acquisitions and internal control reviews.

(3)	Represents fees for professional services in connection with the review of the Company’s federal and state tax returns and tax advice related to tax compliance, tax planning and tax refund claims.

(4)	Represents software licensing fees for accounting research tools and disclosure checklists.

(Proposal 2)

RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

The audit committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for American Water during the fiscal year ending December 31, 2009, and is recommending that the stockholders ratify this appointment. PricewaterhouseCoopers LLP has served as the Company’s auditors since 1948. Although stockholder ratification is not required by our organizational documents, or applicable law, the board of directors is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice.

In the event the stockholders fail to ratify the appointment, the audit committee will reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions at the Annual Meeting.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal 2009.

(Proposal 3)

APPROVAL OF THE AMENDED AND RESTATED

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

On March 20, 2009, the board of directors adopted, subject to stockholder approval at the 2009 Annual Meeting, the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (which, as proposed to be amended and restated, we refer to as the “Plan”). The amendments included in the Plan would

•	increase by 9,500,000 shares the total number of shares of Common Stock authorized for issuance under the Plan from 6,000,000 shares to 15,500,000 shares;

•	clarify that all grants of stock options will have an exercise price not less than the fair market value of the shares of our Common Stock on the date of grant;

•	provide that grants of stock appreciation rights will have a term that does not exceed ten years from the date of grant of such stock appreciation rights; and

•	provide further clarification that no repricings of the exercise price for stock options and stock appreciation rights granted under the Plan will occur without stockholder approval.

In addition, stockholder approval of the Plan is being sought (i) to enable the compensation attributable to grants under the Plan to qualify for an exemption from the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of “Section 162(m)” under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet New York Stock Exchange listing requirements. If approved by stockholders, the Plan will become effective on May 8, 2009. If the stockholders do not approve the Plan, the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan in its current form (which we refer to as the “Current Plan”) will continue to be in effect.

As of March 26, 2009, there were 2,664,102 shares of Common Stock available for issuance under the Current Plan. The board of directors believes that the currently available shares are insufficient for our compensatory program and, therefore, approved the increase in shares to be authorized under the Plan. In this regard, the board of directors believes that our ability to attract, retain and motivate top quality employees and non-employee directors is material to our success and is enhanced by our continued ability to grant equity compensation. In addition, the board of directors believes that our interests and those of our stockholders will be advanced if we can continue to offer our employees and non-employee directors the opportunity to acquire or increase a proprietary interest in our Company. The other amendments to the Plan are designed principally to reflect good compensatory practices.

Based on transition relief under Section 162(m) of the Code that applied as a result of the initial public offering of our Common Stock in 2008, grants under the Current Plan were exempt from the $1,000,000 deduction limit under Section 162(m) of the Code. However, as a result of the board of directors approval of the Plan, which will increase the number of shares of Common Stock authorized for issuance, the transition relief under Section 162(m) of the Code will not apply to future grants under the Plan. Therefore, as noted above, one of the purposes for which we are seeking stockholder approval of the Plan is to enable certain grants under the Plan to constitute qualified performance-based compensation under Section 162(m) of the Code.

The material terms of the Plan are summarized below. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan, which is attached as Appendix A to this proxy statement.

Material Features of the Plan

General. The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units (which include dividend equivalents), (v) stock awards and (vi) other stock-based awards.

The Plan will authorize up to 15,500,000 shares of Common Stock for issuance, subject to adjustment in certain circumstances as described below. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, and if and to the extent any stock awards, stock units or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will again become available for purposes of the Plan. However, the Plan provides that if any shares of Common Stock are surrendered to pay the exercise price of an option or are withheld or surrendered for payment of taxes, such shares of Common Stock will not again become available for grant under the Plan. If any SARs are granted, the full number of shares subject to the SAR will be considered issued under the Plan, without regard to the number of shares of Company Stock issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that any grants of stock units under the Plan are designated to be paid in cash, and not in shares of Common Stock, such grants will not count against the share limits under the Plan.

The Plan provides that the maximum aggregate number of shares of Common Stock that may be subject to grants to any individual during any calendar year is 500,000 shares, subject to adjustment as described below. All cash payments (other than with respect to dividend equivalents) will equal the fair market value of the shares of Common Stock to which the cash payment relates. Grantees may not accrue dividend equivalents during any calendar year under the Plan in excess of $750,000.

Administration. The Plan is administered and interpreted by the compensation committee, and with respect to grants to non-employee directors, the Plan is administered and interpreted by the board of directors. For purposes of this discussion, we refer to the compensation committee, or the board of directors, as applicable, as the “Committee.” The Committee has the sole authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size and terms and conditions of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The determinations of the Committee are conclusive and binding.

Eligibility for Participation. All of our employees (including officers) and those of our subsidiaries are eligible for grants under the Plan. Our non-employee directors are also eligible to receive grants under the Plan. As of March 26, 2009, approximately 164 employees and five non-employee directors were eligible to receive grants under the Plan.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and those of our subsidiaries may receive a grant of ISOs.

The Committee fixes the exercise price per share for options on the date of grant. The exercise price of any NQSO or ISO granted under the Plan will (rather than “may,” as provided in the Current Plan) be equal to, or greater than, the fair market value of the underlying shares of Common Stock on the date of grant. The current measure of fair market value on a particular date, which will continue to be applicable immediately following adoption of the Plan, is the last reported sale price of the Common Stock on the New York Stock Exchange on the relevant date or, if there were no trades on such date, the latest preceding date upon which a sale was reported. However, if the grantee of an ISO is a person who holds more than 10 percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110 percent of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10 percent of the combined voting power of all classes of our outstanding stock, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Committee, in its sole discretion, which is specified in the grant instrument. Options may be exercised while the grantee is employed by or providing service to us or a subsidiary or within a specified period of time after termination of such employment or service. A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock already owned by the grantee, or by attestation of ownership of shares, in either case having a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount set forth in the grant instrument. Such payment to the grantee will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee. The Committee will determine the period when SARs vest and become exercisable, the base amount for SARs (which will not be less than the fair market value of a share of Common Stock on the date of grant), and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the grantee is employed by or providing service to us or one of our subsidiaries or within a specified period of time after termination of such employment or service. The Committee will determine the term of the SARs, which term will not exceed ten years from the date of grant of the SAR. The Current Plan does not include a limitation on the term for which SARs may be exercisable.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock at a future date. The Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee.

The Committee may grant dividend equivalents in connection with stock units, under such terms and conditions as the Committee deems appropriate. Dividend equivalents may be paid currently or deferred and may be paid in cash or shares of Common Stock or in a combination of the two. The terms and conditions of dividend equivalents are determined by the Committee.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee deems appropriate. The Committee determines the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. The Committee will determine to what extent, and under what conditions, grantees will have the right to vote shares of Common Stock and receive dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Other Stock-Based Awards

The Committee may grant other types of stock-based awards that would not otherwise constitute options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants may be subject to achievement of performance goals or other conditions and may be payable in shares of Common Stock or cash, or a combination of the two, as determined by the Committee.

Qualified-Performance Compensation. The Plan permits the Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents and other stock-based awards to employees. The Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Committee. Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: Common Stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, net income to shares of Common Stock, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on one or more business units or our performance and that of our subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform among grantees.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that otherwise would be due to the grantee in connection with a grant under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the applicable requirements of Section 409A of the Code.

Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value, or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued or to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under the Plan and such outstanding grants; provided, that any fractional shares resulting from such adjustment will be eliminated.

Change of Control. If a change of control occurs, the Committee may take any one or more of the following actions with respect to outstanding grants, without the consent of the grantee: (i) provide that outstanding options and SARs will be fully exercisable, and restrictions on outstanding stock awards and stock units will lapse, as of the date of the change of control or at such other time as the Committee determines, (ii) provide that grantees surrender their outstanding options and SARs in exchange for one or more payments by us, in cash or shares of Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of Common Stock subject to the grantee’s unexercised options and SARs exceeds the exercise price, and on such terms as the Committee determines, (iii) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any and all unexercised options and SARs at such time as the Committee deems appropriate, (iv) with respect to grantees holding stock units and other stock-based awards, determine that such grantees will receive one or more payments in settlement of such stock units and other stock- based awards, in such amount and form and on such terms as may be determined by the Committee, or (v) determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights in the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion will take place as of the date of the change of control or such other date as the Committee may specify. The Committee may provide in a grant agreement that a sale or other transaction involving one of our subsidiaries or other business units will be considered a change of control for purposes of a grant, or the Committee may establish other provisions that will be applicable in the event of a specified transaction.

Foreign Grantees. If any individual who receives a grant under the Plan is subject to taxation in countries other than the United States, the Committee may make grants to such individuals on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

Repricing of Options. The Plan includes a restriction providing that, except in connection with a corporate transaction involving American Water, the terms of outstanding grants may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options and SARs without stockholder approval.

Amendment and Termination of the Plan. The board of directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. No grants may be issued under the Plan after April 21, 2018.

Grants Under the Plan. As of March 26, 2009, stock units representing an aggregate of 505,350 shares of Common Stock (net of cancellations) were awarded under the Current Plan, of which 421,695 remain subject to restrictions and conversion to shares of Common Stock, and options to purchase an aggregate of 2,830,548 shares of Common Stock (net of cancellations) were granted under the Current Plan, of which 2,830,548 were outstanding. If the Plan is approved, the total number of shares of Common Stock that may be issued under the Plan will be 15,500,000 shares, of which 12,164,102 shares will be available for issuance under the Plan.

The last sales price of our Common Stock on March 20, 2009, was $18.39 per share.

Federal Income Tax Consequences. The federal income tax consequences arising with respect to grants awarded under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of Common Stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Common Stock are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment, service, or performance related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of such option are held more than the later of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or certain other of our executive officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if prior to the delivery of the cash or shares of Common Stock in settlement of the grant, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

As noted above, Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other of its executive officers in excess of $1,000,000 in any year. Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility limit and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will qualify as performance-based compensation. Stock units, dividend equivalents, stock awards and other stock-based awards granted under the Plan will qualify as performance-based compensation only when the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

The Plan provides that we have the right to require the recipient of any grant under the Plan to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to such grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. If the Committee permits, a grantee may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote FOR approval of the Plan.

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2008

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)	(c)(2)
Equity compensation plans approved by security holders	1,976,364	$21.50	5,901,081
Equity compensation plans not approved by security holders
Total	1,976,364	$21.50	5,901,081

(1)	Includes 227,467 restricted stock units under which shares of Common Stock will be awarded if service based vesting requirements, and in some cases, performance based vesting requirements, are met. The weighted-average exercise price in column (b) does not take into account these restricted stock units. The remaining weighted-average stock option term is 5.7 years.

(2)	Includes 1,961,100 shares available for purchases under the Employee Stock Purchase Plan as of December 31, 2008, of which 31,501 shares were purchased on February 27, 2009. On February 20, 2009, options to purchase 1,090,677 shares of Common Stock and 195,394 performance stock units were granted under the 2007 Omnibus Equity Compensation Plan.

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit the proposal to the Office of the Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, NJ 08043. Stockholder proposals for inclusion in our proxy statement for the 2010 Annual Meeting must be received on or before November 27, 2009 and must comply in all other respects with applicable SEC rules.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2010 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to the SEC’s rules, or who wants to nominate a person for election to the board of directors at that meeting, must notify the Office of the Secretary of American Water in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at American Water’s principal executive offices not less than ninety days prior to the first anniversary of the date of the 2009 Annual Meeting of Stockholders. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC rules relating to stockholder proposals for inclusion in the proxy materials) must be received no later than February 7, 2010, unless our annual meeting date occurs more than 30 days before or after May 8, 2010, in which case the stockholder’s notice must be received not later than the ninetieth day prior to the date of the annual meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the annual meeting and of the nominees proposed by the Board to be elected at such meeting). The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Office of the Secretary at the address set forth above.

OTHER MATTERS

At the time this proxy statement went to press, we knew of no other matters that had been properly presented to be acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting, then your proxy will vote in accordance with his or her discretion.

APPENDIX A

AMERICAN WATER WORKS COMPANY, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

(As amended and restated, effective as of May 8, 2009)

1. Purpose

The purpose of the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, as amended and restated, effective as of May 8, 2009, (the “Plan”) is to provide (i) designated employees of American Water Works Company, Inc. (the “Company”) and its subsidiaries and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, (B) the initial public offering of the Company Stock, or (C) any subsequent offering of shares of the Company Stock;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) After the Original Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on a Change of Control.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e) “Company” means American Water Works Company, Inc. and any successor corporation.

(f) “Company Stock” means the common stock of the Company, par value $0.01 per share.

(g) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h) “Effective Date” of the Plan shall mean May 8, 2009, the effective date of this amendment and restatement of the Plan. The “Original Effective Date” is the day immediately preceding the date of the Underwriting Agreement was executed and the Company Stock was priced for the initial public offering of such Company Stock.

(i) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j) “Employer” means the Company and its subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(n) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(o) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(q) “Non-Employee Director” means a member of the Board who is not an Employee.

(r) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(s) “1933 Act” means the Securities Act of 1933, as amended.

(t) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(u) “Other Stock-Based Award” means a grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(v) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(w) “Plan” means this American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan, as may be amended from time to time.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(aa) “Underwriting Agreement” means the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Company Stock.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 6,000,000 shares and, effective May 8, 2009, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be increased by 9,500,000 shares so that the total number of shares of Company Stock authorized for issuance or transfer under the Plan shall be 15,500,000 shares.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $750,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, net income to shares of Company Stock, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control

In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units and Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units and Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (v) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Original Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a) Effective Date. The amendment and restatement of the Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

DIRECTIONS TO

AMERICAN WATER WORKS COMPANY, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

The Mansion

3000 Main Street

Voorhees, New Jersey 08043

FROM PHILADELPHIA / CENTER CITY: Take Ben Franklin Bridge to Route 70 East. Follow Route 70 East to Route 73 South. Follow Route 73 South to Evesham Road. Turn right on Evesham Road. Continue for 1  1/2 miles. Turn left into Main Street Complex.

FROM NORTH EAST PHILADELPHIA: Take Tacony Palmyra Bridge to Route 73 South. Follow Route 73 South to Evesham Road. Turn right on Evesham Road. Continue for 1  1/2 miles. Turn left into Main Street Complex.

FROM PHILADELPHIA INTERNATIONAL AIRPORT: Take Walt Whitman Bridge to Route 42 South. Follow Route 42 South to 295 North. Follow 295 North to Exit 32 (Route 561, Voorhees). Follow Route 561 to Evesham Road. Turn left on Evesham Road. Continue for 1  1/2 miles. Turn right into Main Street Complex.

FROM DELAWARE / MARYLAND: Take Delaware Memorial Bridge to 295 North. Follow 295 North to Exit 32 (Route 561, Voorhees). Follow Route 561 to Evesham Road. Turn left on Evesham Road. Continue for 1  1/2 miles. Turn right into Main Street Complex.

FROM NORTH JERSEY / NEW YORK: Take New Jersey Turnpike South to Exit 4. Follow to Route 73 South. Follow Route 73 South to Evesham Road. Turn right on Evesham Road. Continue for 1  1/2 miles. Turn left into Main Street Complex.

FROM ATLANTIC CITY AREA: Take Atlantic City Expressway to Route 73 North. Follow Route 73 North to Evesham Road. Turn left on Evesham Road. Continue for 1  1/2 miles. Turn left into Main Street Complex.

PARKING

COMPLIMENTARY SELF-PARKING IS AVAILABLE AT THE MANSION, 3000 MAIN STREET, VOORHEES, NEW JERSEY, 08043.

INFORMATION ABOUT ADVANCE REGISTRATION FOR ATTENDING THE MEETING

An admission card will be required to enter American Water’s annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the annual meeting is limited to American Water stockholders or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

•

If you hold your American Water shares directly with the company and you plan to attend the annual meeting, please send an annual meeting advance registration request, containing the information listed below, to:

American Water Investor Relations

1025 Laurel Oak Road

Voorhees, New Jersey 08043

Attention: Annual Meeting Advance Registration

Please include the following information:

•	Your name and complete mailing address.

•

If your American Water shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below, to the address listed above.

Please include the following information:

•	Your name and complete mailing address.

•	If you will be naming a representative to attend the meeting on your behalf, the name, address and phone number of that individual.

•	Proof that you own American Water shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

If you have questions regarding admission to the annual meeting, please visit our website at aw.investorrelations@amwater.com or call American Water’s Investor Relations department at (877) 310-7174.

AMERICAN WATER WORKS COMPANY, INC. 1025 LAUREL OAK ROAD VOORHEES, NJ 08043

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “For” the following.
1.	Election of Directors	☐	☐	☐	___________________________________________

Nominees

01	Donald L. Correll 02 Martha Clark Goss	03 Dr. Manfred Döss			04 Richard R. Grigg 05 Julia L. Johnson
06	George MacKenzie 07 William J. Marrazzo	08 Dr. Rolf Pohlig			09 Andreas G. Zetzsche

The Board of Directors recommends you vote FOR the following proposal(s).						For	Against	Abstain

2	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.					☐	☐	☐

3	Proposal to approve the Amended and Restated American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan.					☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

AMERICAN WATER WORKS COMPANY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation, hereby appoints George MacKenzie and Donald L. Correll, or either of them, proxies, each with the power to appoint his substitute, to represent the undersigned and to vote, subject to the instructions on the reverse side, all of the shares of Common Stock of the Company that the stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on May 8, 2009, at The Mansion, 3000 Main Street, Voorhees, New Jersey 08043, and any adjournment or postponement thereof.

If no instructions are given, the shares will be voted FOR the election of the listed nominees and FOR proposals 2 and 3. This proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side